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                                                                EXHIBIT 2.1









                            STOCK PURCHASE AGREEMENT

                                     AMONG

                               TETRA TECH, INC.,
                             TETRA TECH CANADA LTD.

                                      AND

                         THE SHAREHOLDERS NAMED HEREIN





                               September 22, 1998
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                               TABLE OF CONTENTS
                                                                      Page
                                                                     ------
ARTICLE 1 SALE AND PURCHASE OF SHARES  .  .  .  .  .  .  .  .  .  .  .  2

  1.1  SALE AND PURCHASE OF THE SHARES .  .  .  .  .  .  .  .  .  .  .  2
  1.2  CONSIDERATION .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  2
  1.3  FURTHER ASSURANCES  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  2

ARTICLE 2 JOINT REPRESENTATIONS AND WARRANTIES
          OF THE SHAREHOLDERS .  .  .  .  .  .  .  .  .  .  .  .  .  .  3

  2.1  ORGANIZATION AND GOOD STANDING  .  .  .  .  .  .  .  .  .  .  .  3
  2.2  INVESTMENTS.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  3
  2.3  CAPITAL STRUCTURE   .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  3
  2.4  TAXES.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  4
  2.5  TRANSACTIONS WITH AFFILIATES.  .  .  .  .  .  .  .  .  .  .  .   5
  2.6  FINANCIAL STATEMENTS.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  6
  2.7  TITLE TO PROPERTIES .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  6
  2.8  REAL PROPERTY.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   6
  2.9  LEASES .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   6
  2.10 FIXED ASSETS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .   6
  2.11 INTANGIBLE PERSONAL PROPERTY.  .  .  .  .  .  .  .  .  .  .  .   7
  2.12 ACCOUNTS RECEIVABLE.  .  .  .  .  .  .  .  .  .  .  .  .  .  .   7
  2.13 LICENSES AND PERMITS.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  7
  2.14 INSURANCE  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  7
  2.15 ABSENCE OF CERTAIN CHANGES.  .  .  .  .  .  .  .  .  .  .  .  .  8
  2.16 COMPLIANCE WITH CONTRACTS .  .  .  .  .  .  .  .  .  .  .  .  .  9
  2.17 COMPLIANCE WITH LAWS.  .  .  .  .  .  .  .  .  .  .  .  .  .  . 10
  2.18 NO UNDISCLOSED LIABILITIES   .  .  .  .  .  .  .  .  .  .  .  . 10
  2.19 EMPLOYEES  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 10
  2.20 LITIGATION    .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 11
  2.21 ENVIRONMENTAL COMPLIANCE  .  .  .  .  .  .  .  .  .  .  .  .  . 12
  2.22 EMPLOYEE BENEFITS.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 13
  2.23 BANK ACCOUNTS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 15
  2.24 INVENTORY  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 15
  2.25 CORPORATE RECORDS   .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 15
  2.26 ACCOUNTING RECORDS  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 15
  2.27 BROKERS AND FINDERS .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 16
  2.28 ACCURACY OF REPRESENTATIONS AND WARRANTIES  .  .  .  .  .  .  . 16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER.  .  .  . 16

  3.1  TITLE TO SHARES  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 16
  3.2  AUTHORIZATION AND APPROVALS  .  .  .  .  .  .  .  .  .  .  .  . 16
  3.3  NO VIOLATIONS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 17
  3.4  SECURITIES LAW MATTERS .  .  .  .  .  .  .  .  .  .  .  .  .  . 17
  3.5  RESIDENCY  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 18
                                       i.

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                         TABLE OF CONTENTS (Continued)
                                                                      Page
                                                                     ------
ARTICLE 4 REPRESENTATIONS AND WARRANTIES
          OF TETRA TECH .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 18

  4.1  ORGANIZATION AND POWER; FOREIGN QUALIFICATION  .  .  .  .  .  . 18
  4.2  CAPITAL STRUCTURE.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 18
  4.3  AUTHORIZATION AND APPROVALS  .  .  .  .  .  .  .  .  .  .  .  . 18
  4.4  NO CONFLICTS  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 19
  4.5  FINANCIAL STATEMENTS AND SEC REPORTS  .  .  .  .  .  .  .  .  . 19
  4.6  BROKERS AND FINDERS .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 20
  4.7  NO MATERIAL ADVERSE CHANGES  .  .  .  .  .  .  .  .  .  .  .  . 20
  4.8  ACCURACY OF REPRESENTATIONS AND WARRANTIES     .  .  .  .  .  . 20

ARTICLE 5 COVENANTS.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .20

  5.1  TAXES.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 20
  5.2  STOCK OPTIONS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 22
  5.3  ELECTION UNDER SUBSECTION 85(1) OF THE
       INCOME TAX ACT (CANADA).  .  .  .  .  .  .  .  .  .  .  .  .  . 22

ARTICLE 6 CLOSING .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 23

  6.1  THE CLOSING.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 23
  6.2  CLOSING DELIVERIES  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 23
  6.3  FURTHER ACTS  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 24

ARTICLE 7 SURVIVAL OF REPRESENTATIONS, WARRANTIES COVENANTS
          AND RELATED AGREEMENTS; INDEMNIFICATION.  .  .  .  .  .  .  .25

  7.1  GENERAL LIABILITY PERIOD  .  .  .  .  .  .  .  .  .  .  .  .  . 25
  7.2  TAX LIABILITY PERIOD.  .  .  .  .  .  .  .  .  .  .  .  .  .  . 25
  7.3  SURVIVAL OF THE TETRA TECH'S AND TTC'S OBLIGATIONS.  .  .  .  . 25
  7.4  INDEMNITY BY THE SHAREHOLDERS.  .  .  .  .  .  .  .  .  .  .  . 25
  7.5  INDEMNITY BY THE PURCHASER.  .  .  .  .  .  .  .  .  .  .  .  . 26
  7.6  LIMITATIONS ON RECOVERABLE LOSSES  .  .  .  .  .  .  .  .  .  . 26
  7.7  CLAIMS FOR INDEMNIFICATION; DISPUTES  .  .  .  .  .  .  .  .  . 27
  7.8  INDEMNITY AS EXCLUSIVE REMEDY.  .  .  .  .  .  .  .  .  .  .  . 28
  7.9  ASSIGNMENT OF CLAIMS.  .  .  .  .  .  .  .  .  .  .  .  .  .  . 28

ARTICLE 8 GENERAL PROVISIONS  .  .  .  .  .  .  .  .  .  .  .  .  .  . 29

  8.1  ENTIRE AGREEMENT; MODIFICATIONS; WAIVER  .  .  .  .  .  .  .  . 29
  8.2  SEVERABILITY  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 29
  8.3  SUCCESSORS AND ASSIGNS .  .  .  .  .  .  .  .  .  .  .  .  .  . 29
  8.4  COUNTERPARTS  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 29
  8.5  GOVERNING LAW .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 29
  8.6  NOTICES .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 29
  8.7  EXPENSES.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 30
  8.8  CONFIDENTIALITY  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 30
                                      ii.
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                         TABLE OF CONTENTS (Continued)
                                                                      Page
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  8.9  TIME .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 31
  8.10 NO THIRD PARTIES BENEFITTED  .  .  .  .  .  .  .  .  .  .  .  . 31
  8.11 RECITALS, SCHEDULES AND EXHIBITS.  .  .  .  .  .  .  .  .  .  . 31
  8.12 SECTION HEADINGS .  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 31
  8.13 SHAREHOLDERS' AGENT .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 31
  8.14 DOLLAR REFERENCES   .  .  .  .  .  .  .  .  .  .  .  .  .  .  . 32
                                      iii.
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                                 EXHIBIT INDEX


Exhibit 1.2A        Rights of TTC Exchangeable Shares

Exhibit 1.2B        Support Agreement

Exhibit 1.2C        Consideration to be Received by the Shareholders

Exhibit 6.2A        Opinion of Lipman, Zener &Waxman

Exhibit 6.2B        Opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP

Exhibit 6.2C        Employment and Noncompetition Agreement

Exhibit 6.2D        Registration Rights Agreement

Exhibit 6.2E        Opinion of Riordan & McKinzie

Exhibit 6.2F        Opinion of McCarthy Tetrault
                                      iv.
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                                 SCHEDULE INDEX


Schedule 2.1        Foreign Qualification

Schedule 2.2        Investments

Schedule 2.3        Capital Structure

Schedule 2.4        Tax Matters

Schedule 2.5        Affiliate Transactions

Schedule 2.6        Financial Statements

Schedule 2.7        Liens

Schedule 2.9        Leases

Schedule 2.10       Fixed Assets

Schedule 2.11       Intangible Personal Property

Schedule 2.12       Accounts Receivable

Schedule 2.13       Licenses and Permits

Schedule 2.14       Insurance

Schedule 2.15       Changes

Schedule 2.16       Contracts

Schedule 2.17       Compliance with Laws

Schedule 2.18       Liabilities

Schedule 2.19       Employees

Schedule 2.20       Litigation

Schedule 2.22       Employee Benefits

Schedule 2.23       Bank Accounts
                                       v.
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                            STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of September 22, 1998 by and among Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), Tetra Tech Canada Ltd., an Ontario corporation and wholly-owned subsidiary of Tetra Tech ("TTC"), and the shareholders (collectively, the "Shareholders") of 1056584 Ontario Limited, an Ontario corporation ("1056584 Ltd."), 1056585 Ontario Limited, an Ontario corporation ("1056585 Ltd."), Cen-Comm Communications Inc., an Ontario corporation ("CCC"), Sentrex Electronics Inc., an Ontario corporation ("SEI"), Venture Cable Ltd., an Ontario corporation ("VCL"), and LAL Corp., a Delaware corporation ("LAL") (1056584 Ltd., 1056585 Ltd., CCC, SEI, VCL and LAL are hereinafter referred to individually as a "Sentrex Company" and collectively as the "Sentrex Companies"), listed on the signature pages to this Agreement.


                                R E C I T A L S

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of 1056584 Ltd. (the "1056584 Shares"), and such Shareholders desire to sell the 1056584 Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of 1056585 Ltd. (the "1056585 Shares"), and such Shareholders desire to sell the 1056585 Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of CCC (the "CCC Shares"), and such Shareholders desire to sell the CCC Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of SEI (the "SEI Shares"), and such Shareholders desire to sell the SEI Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of VCL (the "VCL Shares"), and such Shareholders desire to sell the VCL Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, certain Shareholders own 100% of the issued and outstanding shares of capital stock of LAL (the "LAL Shares"), and such Shareholders desire to sell the LAL Shares to TTC upon the terms and conditions set forth herein;

     WHEREAS, TTC desire to purchase the 1056584 Shares, the 1056585 Shares, the CCC Shares, the SEI Shares, the VCL Shares and the LAL Shares (collectively referred to as the "Shares") upon the terms and conditions set forth herein;
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     NOW, THEREFORE, Tetra Tech, TTC and the Shareholders, in consideration of the agreements and covenants contained herein and subject to the satisfaction of the conditions set forth herein, hereby make the following representations and warranties, give the following covenants and agree as follows:


                                   ARTICLE 1

                          SALE AND PURCHASE OF SHARES

     1.1 SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations, covenants and agreements set forth in this Agreement, the Shareholders shall sell, assign, transfer, convey and deliver to TTC, and TTC shall purchase, acquire and accept, the Shares.

     1.2  CONSIDERATION.

          (a) The total price to be paid by TTC to the Shareholders for the Shares shall be $22,646,441 U.S. Dollars (the "Purchase Price"). Of such amount, $4,515,467.20 shall be paid in cash on the Closing Date (as defined in SECTION 6.1 hereof) by wire transfer of immediately available funds. The balance of the Purchase Price for the Shares shall be paid in exchangeable shares of TTC (the "TTC Exchangeable Shares"), having the rights, privileges, restrictions and conditions set forth in EXHIBIT 1.2A attached hereto (the "Exchangeable Share Provisions") and a value per share equal to the Average Price (as defined below). Each of the TTC Exchangeable Shares is exchangeable for one share of the common stock, $.01 par value, of Tetra Tech ("Tetra Tech Common Stock") pursuant to the terms of the Exchangeable Share Provisions and the Support Agreement attached hereto as EXHIBIT 1.2B.

          (b) For purposes of the share exchange described in SUBPARAGRAPH (a) above, the value of one share of Tetra Tech Common Stock shall be $19.70 (the "Average Price"). No fractional share of Tetra Tech Common Stock will be issued in exchange for the TTC Exchangeable Shares, but, in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of a share of Tetra Tech Common Stock will be entitled to receive from Tetra Tech an amount of cash (rounded to the nearest whole cent) equal to the product of (a) the fraction multiplied by (b) the Average Price.

          (c) The consideration to be received by each Shareholder on the Closing Date, consisting of cash and TTC Exchangeable Shares, shall be as set forth in EXHIBIT 1.2C attached hereto.

     1.3 FURTHER ASSURANCES. The parties shall, at any time and from time to time after the Closing, upon the written request of the other party and at the sole cost and expense of the other party, do, execute, acknowledge and deliver, and cause to be done, executed,
                                       2.
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acknowledged or delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to effectuate fully the intent and purposes of this Agreement.


                                   ARTICLE 2

                      JOINT REPRESENTATIONS AND WARRANTIES
                              OF THE SHAREHOLDERS

     The Shareholders, jointly and severally, represent and warrant to Tetra Tech and TTC as follows:

     2.1 ORGANIZATION AND GOOD STANDING. Each Sentrex Company and each of its subsidiaries (individually, a "Subsidiary" and collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Except as set forth on SCHEDULE 2.1, the Company and each Subsidiary is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, all of which jurisdictions are listed on SCHEDULE 2.1 attached hereto. Each Sentrex Company and each Subsidiary has all necessary power and authority to carry on its business as it is now being conducted, and to own or lease and operate its properties and assets.

     2.2 INVESTMENTS. Except as set forth on SCHEDULE 2.2 attached hereto, no Sentrex Company, directly or indirectly, owns or controls any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business organization, trust or other entity.

     2.3 CAPITAL STRUCTURE. The authorized capital stock of each Sentrex Company is as set forth on SCHEDULE 2.3 attached hereto, and all outstanding shares of each Sentrex Company are owned of record and beneficially as set forth on SCHEDULE 2.3. Except for any of the transactions contemplated pursuant to this Agreement and as set forth on SCHEDULE 2.3, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any Sentrex Company's capital stock, or any Subsidiary's capital stock or securities convertible into or exchangeable for any such capital stock. All of such shares have been issued in transactions exempt from registration and prospectus requirements under applicable Canadian securities laws and the Securities Act of 1933, as amended (the "Securities Act"), and no Sentrex Company has violated applicable Canadian securities laws, the Securities Act or any state securities laws in connection with the issuance of any such shares. All of the outstanding shares of capital stock of each of the Subsidiaries are owned beneficially and of record by the respective Sentrex Company free and clear of all liens, charges, encumbrances, options, rights of first refusal or limitations or agreements regarding voting rights of any nature. All of the
                                       3.
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outstanding shares of capital stock of each Sentrex Company and each of the
Subsidiaries have been validly issued and are fully paid and nonassessable.

     2.4  TAXES.

     (a) Each Sentrex Company has timely filed or been included in all Tax Returns (as defined in SECTION 5.1 hereof) that are required to be filed by each Sentrex Company with respect to the activities of such Sentrex Company and its Subsidiaries, or in which such Sentrex Company is required to be included for any period ending on or before the Closing Date, which Tax Returns are true, correct and complete in all material respects, and such Sentrex Company has paid all Taxes (as defined in SECTION 5.1 HEREOF) shown thereon to be due.

     (b) Each Sentrex Company has paid or caused to be paid within the time and in the manner prescribed by law all Taxes payable or owed by such Sentrex Company and its Subsidiaries for all periods ending on or prior to the Closing Date.

     (c) Neither any Sentrex Company nor any Subsidiary has taken any action that would require an adjustment pursuant to Section 481 of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a change in accounting method or otherwise. Neither any Sentrex Company nor any Subsidiary has filed a consent under Section 341(f)(1) of the Code or agreed to have the provisions of
Section 341(f)(2) of the Code apply to any disposition of "subsection (f) assets" as such term is defined in Section 341(f)(4) of the Code.

     (d) No Tax assessment or deficiency which has not been paid or for which an adequate reserve has not been set aside, has been made or proposed against any Sentrex Company or any Subsidiary, nor are any of the Tax Returns now being or, to the best knowledge of the Shareholders, threatened to be examined or audited, and no consents waiving or extending any applicable statutes of limitations for the Tax Returns, or any Taxes required to be paid thereunder, have been filed. All Tax deficiencies determined as a result of any past completed audit have been satisfied. The Shareholders have delivered to Tetra Tech complete and correct copies of all audit reports and statements of deficiencies with respect to any tax assessed against or agreed to by any Sentrex Company or any Subsidiary for the three most recent taxable periods for which such audit reports and statements of deficiencies have been received by such Sentrex Company or Subsidiary.

     (e) Prior to the date hereof, each Sentrex Company has made available to Tetra Tech complete, current and correct copies of the Tax Returns for the years ended in 1995, 1996 and 1997.

     (f) Without limiting the foregoing representations in any way, each Sentrex Company and each Subsidiary has collected all sales, use and value added Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate
                                       4.
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governmental authorities and have furnished properly completed exemption certificates for all exempt transactions.

     (g) Without limiting the foregoing representations in any way, each Sentrex Company and each Subsidiary has properly withheld income and social security or other similar Taxes and paid payroll Taxes with respect to all persons properly characterized as employees for federal, state, provincial or local Tax purposes.

     (h) None of the assets of any Sentrex Company or any Subsidiary are subject to any liens in respect of Taxes (other than for current Taxes not yet due and payable).

     (i) Neither any Sentrex Company nor any Subsidiary is a party to or bound by any Tax sharing, Tax indemnity or Tax allocation agreement or other similar arrangement.

     (j) Neither any Sentrex Company nor any Subsidiary has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code.

     (k) The Shareholders have delivered to Tetra Tech complete and correct copies of all provincial, state, local and foreign income or franchise Tax Returns filed by each Sentrex Company and each Subsidiary for the three most recent taxable years for which such Tax Returns have been filed immediately preceding the Closing Date. Other than with respect to taxes shown on Tax Returns described in this subparagraph, neither any Sentrex Company nor any Subsidiary is subject to any tax imposed on net income in any jurisdiction or by any Taxing Authority.

     (l) Neither any Sentrex Company nor any Subsidiary has executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provisions thereof or any similar provision of state or other law.

     2.5 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 2.5 attached hereto, neither the Shareholders, any of their Affiliates (as defined below) or any members of their Families (as defined below), has any interest, directly or indirectly, in any lease, lien, contract, license, encumbrance, loan or other agreement to which any Sentrex Company or any Subsidiary is a party, any interest (other than as a shareholder) in any properties or assets of any Sentrex Company or any Subsidiary or any interest in any competitor, supplier or customer of any Sentrex Company or any Subsidiary. "Affiliate" shall mean, with respect to any person, any other person controlling, controlled by or under common control with the subject person, with control being evidenced by ownership of more than 50% of the capital stock of a person or the ability to direct the management or policies of another person through any other means. "Family" shall mean any Shareholder's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, and brothers and sisters-in-law.
                                       5.
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     2.6  FINANCIAL STATEMENTS.  True and complete copies of the financial statements for each Sentrex Company and each Subsidiary, as listed on SCHEDULE
2.6 attached hereto (collectively the "Financial Statements"), have been delivered to Tetra Tech prior to the date hereof, and no changes have been made thereto since the date of delivery. Except as expressly set forth or disclosed in the notes, exhibits or schedules thereto or in SCHEDULE 2.6 hereto, the Financial Statements (i) present fairly the financial position, results of operations and cash flows of each Sentrex Company and Subsidiary as of and for the periods then ended, (ii) were prepared or restated in accordance with United States generally accepted accounting principles ("GAAP"), (iii) disclose all liabilities, including contingent and/or unmatured liabilities as of the dates thereof, which are required by GAAP to be disclosed thereon, and (iv) reflect that such Sentrex Company and Subsidiary has fully and adequately reserved with respect to receivables, for all reasonably anticipated uncollectible amounts, losses and costs and expenses.

     2.7 TITLE TO PROPERTIES. Each Sentrex Company and each Subsidiary has good, valid and marketable title to all of the properties and assets which it purports to own (personal and mixed, tangible and intangible), including, without limitation, all the properties and assets listed on SCHEDULES 2.10 and
2.11 attached hereto. Except as set forth on SCHEDULE 2.7, all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any kind or nature whatsoever.

     2.8 REAL PROPERTY. Neither any Sentrex Company nor any Subsidiary owns any real property.

     2.9 LEASES. SCHEDULE 2.9 attached hereto contains a complete, current and correct list of all leases pursuant to which each Sentrex Company and each Subsidiary leases real or personal property, including all amendments thereto (collectively, the "Leases"). Prior to the date hereof, there has been delivered or made available to Tetra Tech complete, current and correct copies of the Leases, and no changes have been made thereto since the date of delivery. Each of the Leases is valid, binding and enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Except as set forth on SCHEDULE 2.9, there are no existing material defaults by any Sentrex Company or any Subsidiary under any of the Leases and no event has occurred which would constitute a material default (or any event which, with the giving of notice or lapse of time or both, would constitute a material default) thereunder by such Sentrex Company or Subsidiary.

     2.10 FIXED ASSETS. SCHEDULE 2.10 attached hereto contains a complete, current and correct list, in all material respects, of all fixtures, furniture and equipment owned, leased or used by each Sentrex Company and each Subsidiary ("Fixed Assets"). The Fixed Assets are in good operating condition and repair, normal wear and tear excepted, and are adequate for the uses to which they are being put. None of the Fixed Assets are in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.
                                       6.

     2.11 INTANGIBLE PERSONAL PROPERTY. SCHEDULE 2.11 attached hereto contains a complete, current and correct list of each domestic and foreign patent, patent application, invention disclosure, copyright, trademark, trademark registration, trade name, service mark and applications for any of the foregoing, and any software codes, trade secrets and proprietary know-how owned by each Sentrex Company and each Subsidiary or used in the conduct of their respective businesses ("Intangible Personal Property"). Except as set forth in SCHEDULE 2.11, (a) such Sentrex Company or Subsidiary has the right and authority to use all Intangible Personal Property required for the conduct of its businesses in the manner presently conducted, and (b) to the best knowledge of the Shareholders, such use does not conflict with, infringe upon or violate any trademark, trade name, copyright, patent or patent rights of any other person or entity. There have not been any actions or other judicial or adversary proceedings involving any Sentrex Company or any Subsidiary concerning the validity of the Intangible Personal Property, nor, to the best knowledge of the Shareholders, is any such action or proceeding threatened.

     2.12 ACCOUNTS RECEIVABLE. A complete, current and correct list of all accounts receivable of each Sentrex Company and each Subsidiary as of the Closing Date ("Accounts Receivable") has been delivered to Tetra Tech prior to the date hereof, and sets forth the aging of such Accounts Receivable. The Accounts Receivable represent BONA FIDE sales actually made or services actually performed on or prior to such date in the ordinary course of business consistent with past practices. Except as set forth on SCHEDULE 2.12 attached hereto, there is no contest, claim or right of set-off contained in any oral or written agreement with any account debtor relating to the amount or validity of any Account Receivable, or any other account receivable created after the Closing Date. The Accounts Receivable (net of any reserves reflected in the Financial Statements) are valid and collectible in the ordinary course of business. The reserves reflected in the Financial Statements have been established in the ordinary course of business, in accordance with GAAP, and are consistent with past practices.

     2.13 LICENSES AND PERMITS. SCHEDULE 2.13 attached hereto contains a complete, current and correct list of all governmental licenses, permits, franchises, rights and privileges necessary for the present conduct of each Sentrex Company's and each Subsidiary's business (the "Licenses"). Except as set forth in SCHEDULE 2.13, the Sentrex Companies and the Subsidiaries possess all such Licenses. Each of the Licenses is in full force and effect, and there are no pending or, to the best knowledge of the Shareholders, threatened claims or proceedings challenging the validity of or seeking to revoke or discontinue, any of the Licenses. Prior to the date hereof, there has been delivered or made available to Tetra Tech a complete, current and correct copy of each of the Licenses.

     2.14 INSURANCE. SCHEDULE 2.14 attached hereto contains a complete, current and correct description of all existing policies of fire, liability, workers' compensation and all other forms of insurance maintained by each Sentrex Company and each Subsidiary. Except as set forth on SCHEDULE 2.14, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation, termination or denial of coverage has been received with respect to
                                       7.
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
any such policy. Such policies (a) are adequate for compliance with all agreements or instruments to which the Sentrex Companies and the Subsidiaries are parties, or pursuant to which any of their businesses, properties or assets may be subject, (b) are valid, outstanding and enforceable, (c) provide insurance coverage in the amounts indicated in such policies for the Sentrex Companies' and the Subsidiaries' businesses, properties, assets and operations of the Sentrex Companies and the Subsidiaries as presently conducted and (d) will remain in full force and effect through the respective dates set forth on
SCHEDULE 2.14, without the payment of additional premiums. SCHEDULE 2.14 also describes all claims of the Sentrex Companies and the Subsidiaries which are pending under such insurance policies or have been paid to the Sentrex Companies and the Subsidiaries since January 1, 1995. Since January 1, 1995, neither any Sentrex Company nor any Subsidiary has been refused coverage by any insurance carrier with respect to its properties, assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. Prior to the date hereof, there have been delivered or made available to Tetra Tech complete, current and correct copies of all of the policies of insurance which are maintained by the Sentrex Companies and the Subsidiaries.

     2.15 ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 2.15 attached hereto, and except for the transactions specifically contemplated under this Agreement, since August 31, 1998, there has not been:

          (a) Any declaration or payment of dividends by any Sentrex Company or, except in the ordinary course of business, any transfer of properties or assets of any kind whatsoever by any Sentrex Company to its shareholders;

          (b) Any transaction of any Sentrex Company or any Subsidiary not in the ordinary course of business;

          (c) Any material adverse change in the results of the operations, financial condition or business of any Sentrex Company or any Subsidiary;

          (d) Any loan or advance by any Sentrex Company or any Subsidiary to any person, except a normal travel advance or other reasonable expense advance to an officer or employee of any Sentrex Company or any Subsidiary and normal trade terms extended to customers;

          (e) Any damage, destruction or loss, whether or not covered by insurance, which has had or is reasonably likely to have a material adverse effect on any of the properties, assets or business of any Sentrex Company or any Subsidiary;

          (f) Any sale or transfer of any properties or assets not in the ordinary course of business or any cancellation of any debts or claims of any Sentrex Company or any Subsidiary;
                                       8.

          (g) Any mortgage, pledge or subjection to lien, charge or encumbrance of any kind on any of any Sentrex Company's or any Subsidiary's properties or assets, or any assumption of, or taking any properties or assets subject to, any liability;

          (h) Any amendment, modification or termination of any material contract or agreement to which any Sentrex Company or any Subsidiary is a party or pursuant to which its properties or assets may be bound;

          (i) Any sale or granting to any party or parties of any license, franchise, option or other right of any nature whatsoever with respect to any Sentrex Company's or any Subsidiary's business or termination of any such rights;

          (j) Any increase in, or commitment to increase, the direct or indirect compensation payable or to become payable to any officer or director of any Sentrex Company or any Subsidiary, its employees, or to any of its Affiliates, or any commitment to make severance, bonus or special payments to any of such parties, upon a change in ownership or management of any Sentrex Company or any Subsidiary or upon termination of such parties;

          (k) Any adoption by any Sentrex Company or any Subsidiary of any new Benefit Plan (as that term is defined in SECTION 2.22), or amendment to any Benefit Plan to provide any new or additional plans, programs, contracts or arrangements involving direct or indirect compensation to any officer, director, employee, former employee, or their dependents or beneficiaries, of any Sentrex Company or any Subsidiary;

          (l) Any alteration in the manner of keeping the books, accounts or records of any Sentrex Company or any Subsidiary or in the manner of preparing the Financial Statements, or in the accounting practices of any Sentrex Company or any Subsidiary, except as may be required by any modification or change in GAAP;

          (m) Any proposals greater than $50,000 for fixed price contracts or cost-type contracts containing rate caps or not to exceed prices; or

          (n) The occurrence of any other event or the development of any other condition which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition or business of any Sentrex Company or any Subsidiary.

     2.16 COMPLIANCE WITH CONTRACTS. SCHEULE 2.16 attached hereto contains a complete, current and correct list of all material contracts, commitments, obligations or agreements of each Sentrex Company and each Subsidiary. Other than as set forth on SCHEDULE 2.16, no event has occurred which would constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any term or provision of any of the Contracts and thereby allow another party to terminate and/or claim damages therefor. Each of the Contracts is in full force and effect and is the legal, valid and binding obligation of the respective Sentrex Company or Subsidiary and, to the best knowledge of the Shareholders,
                                       9.

of the other parties thereto, enforceable in accordance with its terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. Neither any Sentrex Company nor any Subsidiary is a party to any Contract that restricts it from carrying on its business or any part thereof, or from competing in any line of business with any person, corporation or entity. Prior to the date hereof, there has been delivered or made available to Tetra Tech a complete, current and correct copy of each of the written Contracts, as well as a written summary of each of the oral Contracts, including all amendments and modifications thereto.

     2.17 COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE 2.17, each Sentrex Company's and each Subsidiary's business has been conducted in compliance with all, and is not in violation of, applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all Canadian and United States governmental authorities, and of all territories, states, provinces, municipalities and other political subdivisions and agencies thereof, having jurisdiction over the Sentrex Companies and the Subsidiaries and their businesses, including without limitation all such laws, regulations, ordinances and requirements relating to insurance, environmental, antitrust, consumer protection, labor and employment, zoning and land use, immigration, health, occupational safety, pension and securities matters, except where noncompliance or violation would not have a material adverse effect on the financial condition, results of operation or business of such Sentrex Company or Subsidiary. Except as disclosed on SCHEDULE 2.17, since January 1, 1997, neither any Sentrex Company nor any Subsidiary has received any written notification of any asserted present or past failure by such Sentrex Company or such Subsidiary to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements that is unresolved as of the date hereof.

     2.18 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Financial Statements or on SCHEDULE 2.18 attached hereto, neither any Sentrex Company nor any Subsidiary is directly or indirectly (i) liable, by guaranty, surety or otherwise, upon or with respect to, or (ii) obligated in any way to provide funds in respect of, or (iii) obligated to guaranty or assume any debt, dividend or other obligation of any person, corporation, association, partnership, limited liability company or other entity. Specifically, but in no way limiting the foregoing, neither any Sentrex Company nor any Subsidiary has any contingent liability arising in connection with or in any way related to the divestiture of the SEI's Ottawa, Ontario office.

     2.19 EMPLOYEES. SCHEDULE 2.19 attached hereto contains a complete, current and correct list of all of each Sentrex Company's and each Subsidiary's employees ("Employees"), which includes the compensation payable to each of the Employees. Except to the extent set forth in SCHEDULE 2.19:

          (a) Each Sentrex Company and each Subsidiary is in material compliance with all U.S. and Canadian federal, state, provincial and local laws, statutes, ordinances,
                                      10.

rules, regulations, orders, guidelines and other requirements relating to the employment of labor, including without limitation Title VII of the federal Civil Rights Act of 1964, the federal Age Discrimination in Employment Act of 1967, the federal Americans with Disabilities Act, the federal Employee Retirement Income Security Act of 1974 ("ERISA"), and any and all provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes;

          (b) There is no pending or, to the best knowledge of the Shareholders, threatened charge, complaint, allegation, application or other process or claim against any Sentrex Company or any Subsidiary before any federal, territorial, state, provincial or local or other governmental or administrative agency or other entity;

          (c) No employees of any Sentrex Company or any Subsidiary are covered by any collective bargaining agreement, nor, to the best knowledge of the Shareholders, is there any effort being made by any union to organize any Sentrex Company's or any Subsidiary's employees; and

          (d) Each Sentrex Company and each Subsidiary has paid and performed all obligations when due with respect to its employees, consultants, agents, officers and directors, including without limitation the payment of any accrued and payable wages, severance pay, vacation pay, benefits and commissions, except those obligations which are in good faith being challenged by such Sentrex Company or such Subsidiary as not valid obligations as more fully described on
SCHEDULE 2.19.

     2.20 LITIGATION.  Except as set forth in SCHEDULE 2.20 attached hereto:

          (a) There is no pending or, to the best knowledge of the Shareholders, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting any Sentrex Company or any Subsidiary or any director, officer or employee of any Sentrex Company or any Subsidiary in his or her capacity as such, or the assets, properties or business of any Sentrex Company or any Subsidiary, or the transactions contemplated by this Agreement, nor to the best knowledge of the Shareholders, are there any facts or circumstances which could reasonably lead to or provide the basis for any such threatened action, suit, arbitration proceeding, investigation or inquiry;

          (b) There is not in effect any order, judgment or decree of any court or governmental or administrative body or agency enjoining, barring, suspending, prohibiting or otherwise limiting any Sentrex Company or any Subsidiary, or any officer, director or employee of any Sentrex Company or any Subsidiary, from conducting or engaging in any aspect of any Sentrex Company's or any Subsidiary's business, or requiring any Sentrex Company or any Subsidiary, or any officer, director or employee of any Sentrex Company or any Subsidiary to take certain action with respect to any aspect of any Sentrex Company's or any Subsidiary's business which could reasonably be anticipated to have a material adverse
                                      11.

effect on the business, operations or financial condition of such Sentrex Company or Subsidiary; and

          (c) Neither any Sentrex Company nor any Subsidiary has received written notice that it is in violation of or in default under any order, judgment, writ, injunction or decree of any court or governmental or administrative body or agency.

     2.21 ENVIRONMENTAL COMPLIANCE.

          (a) The Shareholders have no knowledge of any past or present events, settlements, consent decrees, conditions, circumstances, activities, practices, incidents, actions or plans, or federal, state, local or private litigation or proceedings relating to Hazardous Substances, which may materially adversely impact any Sentrex Company's or Subsidiary's financial condition, or interfere with or prevent any Sentrex Company's or any Subsidiary's continued compliance with, Hazardous Materials Laws (as defined below), including those relating to the manufacture, storage or disposal of Hazardous Substances (as defined below).

          (b) Neither the Shareholders nor any Sentrex Company or any Subsidiary has discovered or caused, and, to the best knowledge of the Shareholders, no other person has discovered or caused, any discharge, emission, disposal or release of Hazardous Substances on any Sentrex Company's or any Subsidiary's premises, or any occurrence or condition on such premises or in the vicinity of such premises, which could make such premises subject to restrictions on the ownership, occupancy, transferability or use under any Hazardous Materials Laws.

          (c) No lien in favor of any governmental authority for liability under or resulting from Hazardous Materials Laws, or damages arising from, or costs incurred by such governmental authority in response to, a release of Hazardous Substances is now, or, to the best knowledge of the Shareholders, has ever been filed against any Sentrex Company's or any Subsidiary's premises.

          (d) Neither any Sentrex Company nor any Subsidiary is responsible or potentially responsible (as defined under Hazardous Materials Laws), for the remediation or cost of remediation of wastes, substances or materials at, on or below any property to which such Company or Subsidiary has possession as a result of the manufacture, storage or disposal of Hazardous Substances by such Sentrex Company or Subsidiary, or at, on or below any land adjacent thereto or in connection with any site or location, wherever located, where pollutants, contaminants or hazardous or toxic wastes, substances or materials shall have been deposited, stored, treated, reclaimed, disposed, placed or otherwise come to be located due to acts or omissions of such Sentrex Company or Subsidiary.

          (e) Each Sentrex Company and each Subsidiary has made available to Tetra Tech copies of all (i) environmental audits, studies and reports assessing Hazardous Substance risks at any property previously or currently owned, leased or operated by any Sentrex
                                      12.

Company or Subsidiary, and (ii) communications, agreements and pleadings with any governmental authority or any private entity or individual relating in any way to the presence, discharge, release or threat of release of Hazardous Substances at, on under or about any property previously or currently owned, leased or operated by any Sentrex Company or Subsidiary.

          (f) "Hazardous Materials Law" shall mean any Canadian or United States federal, state, provincial or local law, order, rule, guideline or regulation relating to the discharge, remediation, removal, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

          (g) "Hazardous Substance" shall mean any substance, material, chemical or waste, the presence, quantity or concentration of which requires investigation or remediation under, or may form the basis for liability under Hazardous Materials Laws, or which is regulated by, any Canadian or United States federal, provincial, state or local governmental authority, due to its properties of being toxic, hazardous, explosive, corrosive, flammable, infectious, radioactive, carcinogenic or mutagenic.

     2.22 EMPLOYEE BENEFITS.

          (a)  SCHEDULE 2.22 sets forth a true and complete list of:

               (i)  All employee benefit plans, including those as defined in
     Section 3(3) of ERISA; and

               (ii) All other profit-sharing, deferred compensation, bonus, stock option, stock purchase, stock bonus, phantom stock, vacation pay, holiday pay, severance, dependent care assistance, excess benefit, incentive compensation, salary continuation, medical, life or other insurance, supplemental unemployment and other employee benefit plans, programs, agreements or arrangements, including all unwritten employee benefit plans, programs, agreements and arrangements, if any;

maintained or contributed to by any Sentrex Company or any Subsidiary for the benefit of its employees (or former employees) and/or their beneficiaries. Both of these types of plans shall be collectively referred to as "Benefit Plans."
An arrangement will not fail to be a Benefit Plan simply because it only covers one individual, or because any Sentrex Company's or any Subsidiary's obligations under the plan arise by reason of its being a "successor employer" under applicable law.

          (b) There has been delivered or made available to Tetra Tech a true and complete copy of each Benefit Plan and any related funding agreements (e.g., trust agreements or insurance contracts), including all amendments (and SCHEDULE
2.22 includes a description of any such amendment that is not in writing).
                                      13.
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
          (c) Neither any Sentrex Company, any Subsidiary nor any other trade or business, whether or not incorporated, that together with any Sentrex Company or any Subsidiary would be deemed a "single employer" within the meaning of
Section 4001 of ERISA either maintains or at any time has maintained any (i) employee benefit plan, as that term is defined at Section 3(3) of ERISA, (ii) any employee retirement plan subject to the requirements of Section 401(a) et. seq. of the Code (or any predecessor thereto) or (iii) any employee welfare plan subject to the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

          (d) All costs of administering and contributions required to be made by any Sentrex Company or any Subsidiary to each Benefit Plan under the terms of that Benefit Plan, ERISA, the Code or any other applicable law have been timely made, and are fully deductible. All amounts properly accrued to date as liabilities of any Sentrex Company or Subsidiary under or with respect to each Benefit Plan (including administrative expenses and incurred but not reported claims) for the current plan year of the Benefit Plan have been recorded on such Sentrex Company's or Subsidiary's books.

          (e) Except as set forth on SCHEDULE 2.22, each Benefit Plan complies currently, and has complied in the past, both in form and operation, with all applicable laws, including but not limited to ERISA and the Code. Each Benefit Plan has been operated in accordance with its terms.

          (f) Except as set forth on SCHEDULE 2.22, neither any Sentrex Company nor any Subsidiary maintains any plan that provides (or will provide) medical or death benefits to one or more, current or future former employees (including retirees) beyond their retirement or other termination of service, other than benefits that are required to be provided pursuant to Section 4980B of the Code or state law continuation coverage or conversion rights.

          (g) Except as set forth on SCHEDULE 2.22, there are no proceedings or lawsuits, and to the best knowledge of the Shareholders, there are no investigations, either currently in progress or expected to be instituted in the future, relating to any Benefit Plan, by any administrative agency, whether local, state, provincial or federal.

          (h) Except as set forth on SCHEDULE 2.22, there are no pending or threatened lawsuits or other claims (other than routine claims for benefits under the plan) against or involving any Benefit Plan.

          (i) Neither any Sentrex Company nor any Subsidiary has any intention or commitment, whether legally binding or not, to create any additional Benefit Plan, or to modify or change any existing Benefit Plan. The benefits under all Benefit Plans are as represented, and except in the ordinary course of business and consistent with past practices or as required by law, have not been, and will not be, increased subsequent to the date documents are provided to Tetra Tech.
                                      14.

          (j) Except as set forth on SCHEDULE 2.22, none of the Benefit Plans or any other employment agreement or arrangement entered into by any Sentrex Company or any Subsidiary will entitle any current or former employee to any benefits or other compensation that become payable solely as a result of the consummation of the transactions contemplated by this Agreement.

          (k) Except as set forth on SCHEDULE 2.22, all reports, notices and other disclosure relating to Benefit Plans required to be filed with, or furnished to, governmental entities, plan participants or plan beneficiaries have been timely filed and furnished in accordance with applicable law.

          (l) To the knowledge of the Shareholders, none of the persons performing services for any Sentrex Company or any Subsidiary have been improperly classified as independent contractors or as being exempt from the payment of wages for overtime.

          (m) SCHEDULE 2.22 lists each individual who is absent from active employment with any Sentrex Company or any Subsidiary by reason of (i) short-term or long term disability, (ii) leave of absence under the Family and Medical Leave Act of 1993 (or comparable state or provincial statute), (iii) military leave (under conditions that give the employee re-employment rights) or
(iv) other Sentrex Company-approved or Subsidiary-approved leave of absence.

     2.23 BANK ACCOUNTS. SCHEDULE 2.23 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which any Sentrex Company or any Subsidiary maintains safe deposit boxes or accounts of any nature.

     2.24 INVENTORY. With respect to inventory held by any Sentrex Company or Subsidiary that is supplied by a customer of a Sentrex Company or Subsidiary, there are no pending or, to the knowledge of the Shareholders, threatened claims by any such customer with respect to lost, damaged or destroyed inventory.

     2.25 CORPORATE RECORDS. The minute books of each Sentrex Company and each Subsidiary reflect all material actions taken to this date by the shareholders, board of directors and committees of the board of directors of such Sentrex Company or Subsidiary, and contain true and complete copies of their respective charters or articles, Bylaws and all amendments thereto.

     2.26 ACCOUNTING RECORDS. Each Sentrex Company and each Subsidiary maintains accounting records which fairly and validly reflect, in all material respects, its transactions and maintain accounting controls sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP.
                                      15.
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
     2.27 BROKERS AND FINDERS. Neither any Sentrex Company, any Subsidiary nor any of the Shareholders have engaged or authorized any broker, finder, investment banker or other third party to act on their behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone so acting, and the Shareholders do not know of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of the Shareholders or of any basis for such a claim.

     2.28 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of any Sentrex Company, any Subsidiary or the Shareholders to Tetra Tech, with respect to any Sentrex Company, any Subsidiary or the Shareholders, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER

     Each Shareholder, severally and not jointly, represents and warrants to Tetra Tech as follows:

     3.1 TITLE TO SHARES. The Shareholder is the record and beneficial owner of the Shares set forth opposite such Shareholder's name on SCHEDULE 2.3 hereto, free and clear of any liens, encumbrances, security interests, restrictions or claims whatsoever, with full power and authority to convey such shares in accordance with the terms of this Agreement.

     3.2 AUTHORIZATION AND APPROVALS. The Shareholder has all requisite legal power and authority to enter into this Agreement, the Employment and Noncompetition Agreement (as hereinafter defined), and the Registration Rights Agreement (as hereinafter defined), and to perform his obligations hereunder and thereunder. This Agreement, the Employment and Noncompetition Agreement, and the Registration Rights Agreement have been duly executed and delivered by the Shareholder and, upon execution and delivery, will constitute the legal, valid and binding obligations of the Shareholder, enforceable in accordance with their terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. No approvals or consents by, or filings with, any Canadian or United States federal, state, provincial, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by the Shareholder of this Agreement, the Employment and Noncompetition Agreement, and the Registration Rights Agreement or the consummation by the Shareholder of the transactions
                                      16.

contemplated hereby and thereby, except for those filings required by the Registration Rights Agreement and those which, if not obtained, would not have a material adverse impact on the ability of the Shareholder to execute and deliver this Agreement, the Employment and Noncompetition Agreement, and the Registration Rights Agreement, or to consummate the transactions contemplated hereby and thereby.

     3.3 NO VIOLATIONS. Neither the execution and delivery of this Agreement, the Employment and Noncompetition Agreement, and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby and thereby will (a) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Shareholder is a party or by which the Shareholder or any of his or its properties or assets may be bound, other than obligations to be discharged on or immediately after Closing, (b) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Shareholder or any of his or its properties or assets or (c) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon the Shares held by the Shareholder or upon any of the assets of any Sentrex Company or any Subsidiary.

     3.4 SECURITIES LAW MATTERS. The Shareholder hereby confirms that the Shareholder has been informed that the shares of Tetra Tech Common Stock issuable upon exchange for TTC Exchangeable Shares pursuant to this Agreement will be restricted securities under the Securities Act and may not be resold or transferred unless first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Shareholder hereby acknowledges that, except for sales of shares of Tetra Tech Common Stock pursuant to the Registration Statement filed in accordance with the Registration Rights Agreement, the Shareholder is prepared to hold Tetra Tech Common Stock during the applicable restricted period and that the Shareholder is aware that, due to a one year holding period requirement set forth in Rule 144(d), Rule 144 of the Securities and Exchange Commission ("SEC") issued under the Securities Act is not presently available to exempt the offer and sale of Tetra Tech Common Stock from the registration requirements of the Securities Act. The Shareholder is aware of the adoption of Rule 144 promulgated under the Securities Act by the SEC, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Shareholder understands that Rule 144 is conditioned upon, among other things: (i) the availability of certain current public information about Tetra Tech, (ii) the resale occurring not fewer than one (1) year after the party has purchased and paid for the securities to be sold, (iii) the sale being made through a broker in an unsolicited "broker's transaction", and (iv) the amount of securities being sold during any three-month period not exceeding specified limitations. Prior to the Shareholder's acquisition of the shares of Tetra Tech Common Stock, the Shareholder will acquire sufficient information about the Tetra Tech to reach an informed and knowledgeable decision to acquire Tetra Tech Common Stock. The Shareholder has such
                                      17.

knowledge and experience in financial and business matters so as to make the Shareholder capable of utilizing such information to evaluate the risks of the prospective investment and to make an informed investment decision. The Shareholder will acquire Tetra Tech Common Stock for investment purposes without a view to or for sale in connection with such shares, and is able to bear the economic risk of the investment in Tetra Tech Common Stock.

     3.5 RESIDENCY. The Shareholder is not a non-resident of Canada for purposes of Section 116 of the INCOME TAX ACT (Canada).


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                             OF TETRA TECH AND TTC

     Tetra Tech and TTC jointly and severally represent and warrant to the Shareholders as follows:

     4.1 ORGANIZATION AND POWER; FOREIGN QUALIFICATION. Each of Tetra Tech and TTC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties, and to carry on its businesses, as such are now being conducted. Tetra Tech is duly qualified to transact business and is in good standing in every jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the financial condition, results of operation or business of Tetra Tech. TTC has not transacted business prior to the date hereof.

     4.2 CAPITAL STRUCTURE. The authorized capital stock of Tetra Tech consists of 2,000,000 shares of Preferred Stock, $.01 par value, of which no shares are issued and outstanding, and 50,000,000 shares of common stock, $.01 par value, of which 28,613,393 shares were issued and outstanding as of September 16, 1998. Except for (i) the transactions contemplated pursuant to this Agreement, (ii) 2,372,296 outstanding stock options as of September 16, 1998 granted to Tetra Tech's officers, directors, employees and advisors and
(iii) 2,455,888 stock options or shares of Tetra Tech Common Stock that may be granted or issued pursuant to existing plans as of September 16, 1998, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of Tetra Tech's capital stock, or securities convertible into or exchangeable for any such capital stock. All of the outstanding shares of capital stock of Tetra Tech have been validly issued and are fully paid and nonassessable. [Insert capitalization of TTC]

     4.3 AUTHORIZATION AND APPROVALS. Each of Tetra Tech and TTC, as applicable, has all requisite corporate power and authority to enter into this Agreement, the Employment and
                                      18.
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
Noncompetition Agreements, and the Registration Rights Agreement and to perform its obligations hereunder and thereunder. This Agreement, Employment and Noncompetition Agreements, and the Registration Rights Agreement have been duly executed and delivered by Tetra Tech and TTC, as applicable, and constitute the legal, valid and binding obligations of Tetra Tech and TTC, as applicable, enforceable in accordance with their terms, subject to judicial discretion regarding specific performance or other equitable remedies, and except as may be limited by bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting the enforcement of creditors' rights and remedies generally. This Agreement, the Employment and Noncompetition Agreements, and the Registration Rights Agreement have been, duly and validly authorized by and approved by all requisite action on the part of Tetra Tech and TTC, as applicable. No further approvals or consents by, or filings with, any federal, state, provincial, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Tetra Tech and TTC, as applicable, of this Agreement, the Employment and Noncompetition Agreements, and the Registration Rights Agreement, or the consummation by Tetra Tech and TTC, as applicable, of the transactions contemplated hereby and thereby, except for those filings required by the Registration Rights Agreement and those which, if not obtained, would not have a material adverse impact on the ability of Tetra Tech to perform its businesses as currently conducted or the ability of Tetra Tech and TTC, as applicable, to execute and deliver this Agreement, the Employment and Noncompetition Agreements, and the Registration Rights Agreement, or to consummate the transactions contemplated hereby and thereby.

     4.4 NO CONFLICTS. Neither the execution and delivery of this Agreement, the Employment and Noncompetition Agreements, and the Registration Rights Agreement, nor the consummation of the transactions contemplated hereby or thereby will (a) violate any provisions of the charter, articles or Bylaws of Tetra Tech or TTC, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which Tetra Tech or TTC is a party or by which Tetra Tech or TTC or any of their respective properties or assets may be bound, (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to Tetra Tech or TTC or any of their respective properties or assets or (d) give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of either Tetra Tech or TTC.

     4.5 FINANIAL STATEMENTS AND SEC REPORTS. Tetra Tech has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended. Tetra Tech has heretofore delivered or made available to the Shareholders true and complete copies of (i) its Annual Report on Form 10-K for the fiscal year ended September 29, 1997, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended December 28, 1997, March 29, 1998 and June 29, 1998, (iii) its proxy statement
                                      19.
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
relating to its Annual Meeting of Stockholders held on February 11, 1998 and Special Meeting of Stockholders to be held on September 14, 1998, and (iv) all other reports, statements and registration statements filed or required to be filed by it with the SEC (the documents referred to in CLAUSES (i), (ii), (iii) and (iv) being hereinafter referred to as the "Tetra Tech SEC Reports"). As of their respective dates, the Tetra Tech SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements (including any related notes) of Tetra Tech included in the Tetra Tech SEC Reports were prepared in conformity with GAAP applied on a consistent basis, and present fairly the consolidated financial position, results of operations and cash flows of the Tetra Tech and its consolidated subsidiaries as of the date and for the periods indicated, subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of certain notes thereto and normal year-end audit adjustments.

     4.6 BROKERS AND FINDERS. Neither Tetra Tech nor TTC has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or consented to or acquiesced in anyone so acting, and neither Tetra Tech nor TTC knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting on behalf of Tetra Tech or TTC or of any basis for such a claim.

     4.7 NO MATERIAL ADVERSE CHANGES. Since June 29, 1998, there has not occurred any event, nor has there been the development of any condition, which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition or business of Tetra Tech and its subsidiaries.

     4.8 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty made in this Agreement or any other document delivered in connection herewith, by or on behalf of Tetra Tech or TTC to the Shareholders, with respect to Tetra Tech or TTC contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made, in light of the circumstances under which they are made, not misleading.


                                   ARTICLE 5

                                   COVENANTS

     5.1  TAXES.

          (a) For purposes of this Agreement, the following terms shall have the following meanings:
                                      20.
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
               (i) "Taxes" means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, goods and services, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real property, personal property, or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign), but only if and to the extent attributable to periods (or partial periods) prior to and including the Effective Date, together with any interest and any penalty thereon.

               (ii) "Tax Return" means any return, report, information return, registration form or other document (including any related or supporting information) filed or required to be filed with any Taxing Authority in connection with the determination of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

               (iii) "Taxing Authority" means, with respect to federal income taxes, Revenue Canada and the Internal Revenue Service, and, with respect to any other taxes, the applicable governmental body with the authority to audit and collect such taxes.

          (b) Subject to SECTIONS 7.6 and 7.7, and the conditions and limitations contained therein, the Shareholders shall, jointly and severally, indemnify and hold harmless Tetra Tech and TTC for all Taxes and expenses (including reasonable accounting and legal fees and the costs and expenses of enforcing such indemnification against the Shareholders) in connection with any tax audit or proceeding, with respect to the operations of the Sentrex Companies and Subsidiaries for all periods (or partial periods) prior to and including the Closing Date, but not including those in connection with the transactions contemplated by this Agreement.

          (c) The covenants and agreements contained in this SECTION 5.1 and all of the terms, covenants, warranties, representations and agreements hereunder of the Shareholders related to federal and state taxes shall survive the Closing until the expiration of the applicable statutory period of limitation for the payment of such taxes, giving effect to any waiver, mitigation or extension thereof (the "Tax Liability Period").

          (d) Tetra Tech agrees that in the event it receives notice, whether orally or in writing, of any federal, state, provincial or local examination, claim, proposed adjustment or related matter with respect to any Tax Return for Taxes covered by the Shareholders' indemnity in SECTION 5.1(b) (the "Tax Controversies"), Tetra Tech shall timely notify the Shareholders' Agent (as defined in SECTION 7.6). Failure of Tetra Tech to timely notify the Shareholders' Agent of any Tax Controversies shall not constitute a waiver of any rights of Tetra Tech with respect to the indemnification thereof by the Shareholders. Any claim under this SECTION 5.1 shall be treated similarly to a Third Party Claim under SECTION 7.7 hereof.
                                      21.

          (e)  After the Closing Date, each of the Shareholders shall:

               (i) assist Tetra Tech in preparing any Tax Returns for periods prior to the Closing Date;

               (ii) cooperate fully in preparing for any audits of, or disputes, contests or proceedings with, taxing authorities regarding any Tax Returns which relate to the Sentrex Companies and Subsidiaries for periods prior to the Closing Date;

               (iii) make available to Tetra Tech and to any taxing authority as reasonably requested all information, records and documents relating to tax liabilities which are attributable to the businesses of the Sentrex Companies and Subsidiaries relating to periods beginning prior to the Closing Date.

               (iv) preserve all such information, records and documents until the expiration of any applicable statutes of limitations or extensions thereof and as otherwise required by law;

               (v) make himself reasonably available, without charge, to Tetra Tech, as reasonably requested, in connection with tax disputes related to periods prior to the Closing Date; and

               (vi) keep confidential any Tax information except as may otherwise be necessary in connection with the filing of returns or claims for refund or in conducting any audit or other Tax proceeding.

     5.2 STOCK OPTIONS. On the Closing Date, Tetra Tech will grant incentive stock options covering an aggregate of 100,000 shares of Tetra Tech Common Stock to the key employees of the Sentrex Companies and the Subsidiaries as set forth on a list to be provided by Leonard Stanmore that is approved by Tetra Tech.
The exercise price of each stock option will be the closing price of Tetra Tech Common Stock on the Nasdaq Stock Market on the Closing Date.

     5.3 ELECTION UNDER SUBSECTION 85(1) OF THE INCOME TAX ACT (CANADA). An election under subsection 85(1) of the INCOME TAX ACT (Canada) (the "Act") must be made and filed by each of the parties hereto in the form and manner and within the time prescribed by the Act and Regulations made thereunder. Such elections shall specify that the deemed proceeds of disposition to each Shareholder and the cost to TTC of the Shares (the "Agreed Amount") (A) shall not be less than the greater of (i) the cost amount to the electing Shareholder of its Shares and (ii) the non-share consideration received by such Shareholder for such Shares and (B) shall not be greater than the fair market value to such Shareholder of such Shares immediately before the Closing Date. Subject to the foregoing restrictions, the Agreed Amount for each election shall be as determined by the electing Shareholder. The Shareholders shall be responsible for filing such elections, which shall be signed by Tetra Tech.

                                      22.
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

                                   ARTICLE 6

                                    CLOSING

     6.1 THE CLOSING. The closing of purchase of the Shares (the "Closing") shall occur on September 22, 1998 (the "Closing Date") at the offices of Lipman, Zener & Waxman, 1220 Eglinton Avenue West, Toronto, Ontario, Canada M6C 2E3, or at such other place mutually agreed to by the parties hereto. At the Closing, each of the parties shall take all such action and deliver all such documents, instruments, certificates and other items as may be required, under this Agreement or otherwise, in order to perform or fulfill all covenants and agreements on its part to be performed or fulfilled at or prior to the Closing Date.

     6.2  CLOSING DELIVERIES.

          (a) DELIVERIES BY THE SHAREHOLDERS. At the Closing, the Shareholders will make the following deliveries to Tetra Tech:

               (i) Stock certificates, duly endorsed for transfer and with appropriate stock powers, sufficient to transfer good and marketable title to the Shares to TTC, together with a certified copy of such resolutions as may be necessary to permit the Shares to be duly and regularly transferred to and registered in the name of TTC.

               (ii) An opinion of counsel of Lipman, Zener & Waxman, counsel for 1056584 Ltd., 1056585 Ltd., 946489 Ltd., CCC, SEI, VCL and the Shareholders, dated the Closing Date and addressed to Tetra Tech, in substantially the form of
EXHIBIT 6.2A attached hereto.

               (iii) An opinion of counsel of Hodgson, Russ, Andrews, Woods & Goodyear LLP, counsel for Sentrex Electronics USA, Inc. and LAL, dated the Closing Date and addressed to Tetra Tech, in substantially the form of EXHIBIT 6.2B attached hereto.

               (iv)   An Employment and Noncompetition Agreement in the form of
EXHIBIT 6.2C attached hereto (the "Employment and Noncompetition Agreements"), signed by each of Raymond Conroy, Leonard Stanmore, Peter Nicoletti, James Suen, Gordon Brooks and Andre Greco.

               (v) A Registration Rights Agreement in the form of EXHIBIT 9.2E attached hereto (the Registration Rights Agreement"), signed by each of the Shareholders.

               (vi) Evidence satisfactory to Tetra Tech that all obligations of the Sentrex Companies and the Subsidiaries to the Shareholders has been forgiven or will be paid with the proceeds of the transactions contemplated by this Agreement.

                                      23.
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

               (vii) Evidence satisfactory to Tetra Tech that the management agreements between (i) Cen-Comm Management and CCC, and (ii) Sentrex Management and Sentrex Communication Systems Inc. have been terminated without cost to CCC or Sentrex Communication Systems Inc.

               (viii) Evidence satisfactory to Tetra Tech that the assets of 946489 Ontario Limited, an Ontario corporation, have been transferred to SEI.

               (ix) Such other documents as counsel for Tetra Tech may reasonably request.

          (b) DELIVERIES BY TETRA TECH. At the Closing, Tetra Tech will make the following deliveries to the Shareholders:

               (i) A Certificate of the President of Tetra Tech and TTC, dated the Closing Date, certifying that the resolutions attached to the Certificate, which authorize and approve this Agreement and the transactions contemplated herein, have been adopted by the Board of Directors of Tetra Tech and TTC.

               (ii) An opinion of Riordan & McKinzie, counsel for Tetra Tech, dated the Closing Date and addressed to the Shareholders, in substantially the form of EXHIBIT 6.2E attached hereto.

               (iii) An opinion of McCarthy Tetrault, counsel for TTC, dated the Closing Date and addressed to the Shareholders, in substantially the form of
EXHIBIT 6.2F attached hereto.

               (iv) The Employment and Noncompetition Agreements, signed by Tetra Tech.

               (v)    The Registration Rights Agreement, signed by Tetra Tech.

               (vi)   The consideration specified in SECTION 1.2 hereof.

               (vii) Evidence satisfactory to the Shareholders that all outstanding bank debt of the Sentrex Companies and Subsidiaries has been repaid.

               (viii) Such other documents as counsel for the Shareholders may reasonably request.

     6.3 FURTHER ACTS. If at any time after the Closing, any further action by any of the parties to this Agreement is necessary or desirable to carry out the purposes of this Agreement, such parties shall take all such necessary or desirable action or use such parties' commercially reasonable efforts to cause such action to be taken.
                                      24.

                                   ARTICLE 7

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES
               COVENANTS AND RELATED AGREEMENTS; INDEMNIFICATION

     7.1 GENERAL LIABILITY PERIOD. All of the terms, covenants, warranties, representations and agreements made by the Shareholders in this Agreement, or in any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Purchaser, for a period of 18 months after the Closing Date (as specified, the "General Liability Period").

     7.2 TAX LIABILITY PERIOD. The Tax Liability Period shall be as described in SECTION 5.1 hereof.

     7.3 SURVIVAL OF THE TETRA TECH'S AND TTC'S OBLIGATIONS. All the terms, covenants, warranties, representations and agreements made by Tetra Tech and TTC in this Agreement or in any document, certificate, schedule or instrument delivered in connection herewith shall survive the Closing and shall continue in effect, notwithstanding any investigation by or on behalf of the Shareholders.

     7.4  INDEMNITY BY THE SHAREHOLDERS

          (a) Except as otherwise provided in this ARTICLE 7, the Shareholders shall jointly and severally indemnify and hold harmless Tetra Tech and TTC and the officers, directors, agents, affiliates and representatives of Tetra Tech and TTC or any of them (the "Purchaser Indemnitees") from and against, and shall reimburse the Purchaser Indemnitees on demand for any loss, liability, damage or expense that the Purchaser Indemnitees shall incur or suffer, but subject at all times to SECTION 7.6 hereof (collectively, "Purchaser's Recoverable Losses"), resulting from any breach by the Shareholders of any (i) representation or warranty contained in ARTICLE 2 hereof; (ii) agreement or covenant under or pursuant to this Agreement; or (iii) document, certificate, schedule or instrument delivered by or on behalf of the Shareholders pursuant hereto (collectively with respect to which a claim for Purchaser's Recoverable Losses is made by the Purchaser Indemnitees during the General Liability Period or Tax Liability Period, as applicable, hereinafter referred to as a "Shareholders Agreement Breach"). Provided that with respect to the following, the Shareholders shall jointly and severally indemnify and hold harmless the Purchaser Indemnitees from and against, and shall reimburse the Purchaser Indemnitees on demand for, 50% of all Purchaser's Recoverable Losses resulting from (i) any personnel practices engaged in by LAL on behalf of Whalen/Sentrex LLC prior to the Closing Date, including but not limited to any violations of the immigration, labor, employment, criminal or other laws of the United States; or (ii) any determination that Tetra Tech is, or was in the past, an employer or joint employer of any persons engaged, hired or retained by LAL on behalf of Whalen/Sentrex LLC to perform
                                      25.
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
duties for, on behalf of, or at the direction of, any United States or foreign entity now or previously owned in whole or in part by any Shareholder, any Sentrex Company or any Subsidiary.

          (b) Each Shareholder shall severally indemnify and hold harmless the Purchaser Indemnitees from and against, and shall reimburse the Purchaser Indemnitees on demand for any of Purchaser's Recoverable Losses resulting from, any misrepresentation by such Shareholder or breach by such Shareholder of any representation or warranty made by such Shareholder contained in ARTICLE 3 hereof.

     7.5 INDEMNITY BY THE PURCHASER. Tetra Tech shall indemnify and hold harmless the Shareholders, their heirs, personal representatives, successors and assigns (the "Shareholders Indemnitees") from and against, and shall reimburse the Shareholders Indemnitees on demand for any loss, liability, damage or expense, including reasonable attorneys' fees and cost of investigation incurred as a result thereof, that the Shareholders Indemnitees shall incur or suffer (collectively, the "Shareholders' Recoverable Losses") resulting from any breach by Tetra Tech and TTC of any (i) representation or warranty contained in ARTICLE 4 hereof, (ii) agreement or covenant under or pursuant to this Agreement or
(iii) document, certificate, schedule or instrument delivered by or on behalf of Tetra Tech and TTC in connection herewith (collectively with respect to which a claim for the Shareholders' Recoverable Losses is made by the Shareholders Indemnitees during the General Liability Period hereinafter referred to as a "Purchaser Agreement Breach").

     7.6 LIMITATIONS ON RECOVERABLE LOSSES. Notwithstanding anything to the contrary, express or implied, set forth herein, claims for payment of the Purchaser's Recoverable Losses in respect of a Shareholders Agreement Breach or breach of SECTION 7.4(b), (a) may be made only with respect to claims arising during the General Liability Period or the Tax Liability Period, as applicable;
(b) must be made, if at all, by giving the written Claim Notice (as defined in SECTION 7.7(a) hereof) during the General Liability Period or Tax Liability Period, as applicable, with respect to such claim; and (c) may be made only to the extent that the aggregate amount of the Purchaser's Recoverable Losses exceeds $50,000, in which case all the Purchaser's Recoverable Losses in excess of $50,000 which are covered by CLAUSES (a) and (b) hereinabove shall be paid by the Shareholders; and (d) solely with respect to each of Gordon Brooks and Andre Greco, shall not exceed the aggregate consideration received by each such Shareholder pursuant to SECTION 1.2 hereof. Notwithstanding anything to the contrary, express or implied, set forth herein, claims for payment of the Shareholders' Recoverable Losses in respect of a Purchaser Agreement Breach (a) may be made only with respect to claims arising during the General Liability Period and (b) must be made, if at all, by giving written Claim Notice during the General Liability Period or Tax Liability Period, as applicable, with respect to such claim.
                                      26.
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
     7.7  CLAIMS FOR INDEMNIFICATION; DISPUTES.

          (a) CLAIMS FOR INDEMNIFICATION. Any person entitled to indemnification hereunder (individually or with others, collectively, the "Indemnitee") shall give Leonard Stanmore, as agent for the Shareholders (the "Shareholders' Agent") or Tetra Tech, as the case may be (the "Indemnitor"), written notice (the "Claim Notice") of any claim (including the receipt of any demand) or the commencement of any action with respect to which indemnity may be sought by the Indemnitee (individually, a "Claim" and collectively, the "Claims"); PROVIDED, HOWEVER, that if the Indemnitee fails to give such Claim Notice prior to the expiration of the General Liability Period or Tax Liability Period, as applicable, all rights of the Indemnitee to assert any such Claims for a Purchaser Agreement Breach or Shareholders Agreement Breach or breach of
SECTION 7.4(b), as the case may be, shall terminate and be forever waived. The Claim Notice shall state (i) the aggregate amount of the Purchaser's Recoverable Losses or the Shareholders' Recoverable Losses (in either case, "Recoverable Losses") as to which indemnification is being sought (which amount may be estimated and updated from time to time); (ii) the components of the amount of Recoverable Losses for which indemnification is being sought (which components may be estimated and updated from time to time); and (iii) the specific grounds upon which the Claim for indemnification is being made. The Claims Notice shall be given within ten (10) business days after the Indemnitee is notified of the Claim. The right of the Indemnitee to indemnification for a Claim shall be deemed to be accepted by the Indemnitor unless, within 30 days after the Indemnitor's receipt of the Claim Notice, the Indemnitor shall notify the Indemnitee in writing that it objects in whole or in part to the right of the Indemnitee to indemnification with respect to the Claim.

          (b) CONTROL OF LITIGATION; MUTUAL COOPERATION. If a Claim is based upon a claim asserted by a third party against the Indemnitee (a "Third Party Claim") and the Indemnitor objects in whole to the right of the Indemnitee to indemnification with respect to the Claim, the Indemnitee shall be entitled to control the defense of the Third Party Claim, including, without limitation, the employment of counsel and the right to settle the Third Party Claim without any participation by or consent from the Indemnitor. All fees and expenses of counsel retained by the Indemnitee to defend such Third Party Claim, expert witness fees and other costs incurred in such action, shall be payable by the Indemnitee defending such Third Party Claim; PROVIDED, HOWEVER, that if such Third Party Claim results in a Recoverable Loss for which the Indemnitor, notwithstanding any denial of liability, is found to be liable hereunder, such reasonable fees and expenses of counsel, expert witness fees and other reasonable costs incurred in such action shall be deemed to be included in such Recoverable Loss and payable by the Indemnitor to the extent and under the limitations provided in this ARTICLE 7. If the Indemnitor does not object in whole to the right of the Indemnitee to indemnification with respect to the Claim, the Indemnitor shall be entitled, in his or its discretion, to assume the defense of the Third Party Claim, including, without limitation, the employment of counsel reasonably satisfactory to the Indemnitee. If the Indemnitor does not object in whole to the right of the Indemnitee to indemnification with respect to the Claim, but does not elect to assume the defense of the Third Party Claim, the Indemnitee shall be entitled to assume the defense of the Third Party Claim. Regardless of which party is controlling the
                                      27.

defense of the Third Party Claim for which the Indemnitor admits liability hereunder, (i) the Indemnitor and the Indemnitee shall act in good faith; (ii) no settlement of the Third Party Claim may be agreed to without the written consents of the Indemnitor and the Indemnitee, which consents shall not be unreasonably withheld or delayed; (iii) the reasonable fees and expenses of counsel retained to defend the Third Party Claim, expert witness fees and other costs incurred in such action shall be deemed to be included in such Recoverable Losses and shall be payable by the Indemnitor to the extent and under the limitations provided in this ARTICLE 7; and (iv) the party controlling the defense of the Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleading, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer), any hearing or other court proceeding relating to the Third Party Claim.

          (c) RESOLUTION OF DISPUTES. The Indemnitor and the Indemnitee shall undertake in good faith to or to have their representatives promptly meet and attempt to resolve all disputes regarding indemnification. If the Indemnitor and the Indemnitee are unable to resolve such disputes within 20 days after the Claims Notice, the resolution of the disputes shall be referred to and settled by arbitration to be held in Denver, Colorado and conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The successful or prevailing party or parties shall be entitled to recover all attorneys' fees, expert witness fees and other costs incurred in such action, in addition to any other relief to which it or they may be entitled. Such attorneys' fees, expert witness fees and other costs shall be payable in cash.

     7.8 INDEMNITY AS EXCLUSIVE REMEDY. Each party hereto acknowledges and agrees that, from and after the Closing Date, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this ARTICLE 7, except that nothing in this Agreement shall be deemed to constitute a waiver of any tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit, and except that with respect to claims covered by insurance, such insurance proceeds (to the extent of policy limits) shall be the sole and exclusive remedy. In furtherance of the foregoing, each party hereto waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all claims, rights and causes of action (other than tort claims of, or causes of action arising from, intentionally fraudulent misrepresentation or deceit, and claims arising under this ARTICLE 7) it may have relating to the subject matter of this Agreement arising under or based upon any Canadian, United States, state, provincial, or local statute, law, ordinance, rule or regulation or otherwise.

     7.9 ASSIGNMENT OF CLAIMS. Upon satisfaction of an obligation to indemnify hereunder, and in consideration thereof, the Indemnitor shall automatically be assigned any and all rights, claims, causes of action and demands of whatever kind and nature which the
                                      28.

Indemnitee may have against any person, firm or entity giving rise or relating to such Claims. Specifically, but in not in limitation of the foregoing, Tetra Tech shall assign uncollected accounts receivable to the Shareholders to the extent that a Claim hereunder is based upon a breach of the representation and warranty set forth in SECTION 2.12 hereof. The Indemnitee shall cooperate so that all such rights vest fully in the Indemnitor and shall cooperate in any efforts of the Indemnitor to recover.


                                   ARTICLE 8

                               GENERAL PROVISIONS

     8.1 ENTIRE AGREEMENT; MODIFICATIONS; WAIVER. This Agreement supersedes any and all agreements heretofore made relating to the subject matter hereof, and constitutes the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by each of the parties hereto. Inspection of documents or the receipt of information pursuant to this Agreement shall not constitute a waiver of any representation, warranty, covenant or condition hereunder. No waiver shall be binding unless executed in writing by the party making such waiver.

     8.2 SEVERABILITY. If any clause or provision of this Agreement shall be held invalid or unenforceable by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect.

     8.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns.

     8.4 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     8.5 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California.

     8.6 NOTICES. All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when personally delivered, one business day after transmission if sent by facsimile and appropriate confirmation is received, or five (5) days after being deposited in the United States or Canadian mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below. Any party from time to time may change such party's address for giving notice by giving notice thereof in the manner outlined above:
                                      29.

          If to Tetra Tech:

               Tetra Tech, Inc.
               630 N. Rosemead Boulevard
               Pasadena, California  91107-2190
               Attention:  Li-San Hwang
               Facsimile:  (626) 351-1188

          With a copy to:

               Riordan & McKinzie
               300 South Grand Avenue, 29th Floor
               Los Angeles, California  90071
               Attention:  Janis B. Salin, Esq.
               Facsimile:  (213) 229-5024

          If to the Shareholders:

          at the addresses listed under their respective signatures on the signature pages of this Agreement.

          With a copy to:

               Lipman, Zener & Waxman
               1220 Eglinton Avenue West
               Toronto, Ontario
               Canada, M6C 2E3
               Attention:  Allan L. Lipman, Esq.
               Facsimile:  (416) 789-9015


     8.7 EXPENSES. The Shareholders will pay, or cause the Sentrex Companies to pay, their fees and expenses, and Tetra Tech will pay its own fees and expenses, and those of TTC incurred in connection with this Agreement or any transaction contemplated by this Agreement.

     8.8 CONFIDENTIALITY. From and after the date hereof, the parties shall not disclose or communicate to any person, firm or corporation in any manner whatsoever any Confidential Information (as defined below) of the other, which any party learns, discovers or otherwise acquires pursuant to this Agreement and the transactions contemplated hereunder; PROVIDED, HOWEVER, that the parties shall be permitted to make such disclosures or communications to their financial advisors, consultants, attorneys, accountants and lenders provided that such Confidential Information shall be accompanied by directions that such information is to remain confidential in accordance with the provisions contained herein. The term "Confidential Information," as used herein, means all information of a business or technical nature relative to
                                      30.

Tetra Tech, the Sentrex Companies' and the Subsidiaries' businesses currently being conducted by Tetra Tech, the Sentrex Companies and the Subsidiaries. Said term shall not include information (i) which is or becomes so generally known as to be part of the public domain, (ii) which is lawfully received from a third party, without restriction, (iii) which was known by Tetra Tech or the Sentrex Companies or Subsidiaries without restriction on disclosure prior to receipt from the other party or (iv) which is independently developed by persons who had no access to the Confidential Information, or (v) which is disclosed pursuant to subpoena, court order or similar legal process where the party whose Confidential Information is to be disclosed has had a reasonable opportunity to appear and object to disclosure.

     8.9 TIME. Time is of the essence in the performance of the parties' respective obligations herein contained.

     8.10 NO THIRD PARTIES BENEFITTED. This Agreement is made and entered into for the sole protection and benefit of the parties hereto, their successors and assigns, and no other person or persons shall have any right or action under this Agreement.

     8.11 RECITALS, SCHEDULES AND EXHIBITS. The recitals, schedules and exhibits to this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

     8.12 SECTION HEADINGS. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     8.13 SHAREHOLDERS' AGENT. For purposes of this Agreement, Tetra Tech shall be entitled to rely on the actions of the Shareholders' Agent, as representative of the Shareholders, without independent investigation of the authority of Shareholders' Agent.
                                      31.

     8.14 DOLLAR REFERENCES. Except as otherwise noted, all references to dollar ($) amounts in this Agreement shall be deemed to refer to United States Dollars.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   SHAREHOLDERS:


                                   _____________________________________
                                   Raymond Conroy
                         Address:  303 Dods Crescent
                                   Alton, Ontario
                                   L0N 1A0
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   Elizabeth Stanmore
                         Address:  26 Grand Oaks Crescent
                                   Brampton, Ontario
                                   L6Z 3K7
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   Leonard Stanmore
                         Address:  26 Grand Oaks Crescent
                                   Brampton, Ontario
                                   L6Z 3K7
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   Peter Nicoletti
                         Address:  101 Flushing Avenue
                                   Woodbridge, Ontario
                                   L4L 3H9
                                   Facsimile:  (905) 459-9686
                                      32.

                                   _____________________________________
                                   Silvana Nicoletti
                         Address:  101 Flushing Avenue
                                   Woodbridge, Ontario
                                   L4L 3H9
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   James Suen
                         Address:  5812 Fieldon Road
                                   Mississauga, Ontario
                                   L5M 5K1
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   Gordon Brooks
                         Address:  520 Fralicks Beach Road
                                   Port Perry, Ontario
                                   L9L 1B6
                                   Facsimile:  (905) 459-9686


                                   _____________________________________
                                   Andre Greco
                         Address:  3472 Church Street
                                   Blackstock, Ontario
                                   L0B 1B0
                                   Facsimile:  (905) 459-9686
                                      33.

                                   TETRA TECH, INC.


                                   By:  _________________________________
                                        Li-San Hwang
                                        Chairman, Chief Executive Officer
                                        and President


                                   TETRA TECH CANADA LTD.


                                   By:  ______________________________
                                        Li-San Hwang
                                        President
                                           34.

                                                               EXHIBIT 1.2A

     The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS

     In these Exchangeable Share Provisions, unless something in the subject matter or context is inconsistent therewith:

     "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in Toronto, Ontario.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

     "COMMON SHARES" means the Common Shares of the Corporation.

     "CORPORATION" means Tetra Tech Canada Ltd., a corporation existing under the laws of the Province of Ontario.

     "CURRENT MARKET PRICE" means, in respect of a Tetra Tech Common Share on any date, the Canadian Dollar Equivalent of the average trading price for the 5 day period preceding that date of the Tetra Tech Common Shares on the exchange on which it principally trades.

     "DIVIDEND AMOUNT" means an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a Tetra Tech Common Share that have not been declared on each Exchangeable Share in accordance with Section 2.1, in each case with a record date prior to the Liquidation Date, Retraction Date or Exchange Date, as applicable.

     "EXCHANGE DATE" has the meaning set out in Section 5.2.

     "EXCHANGE RIGHT" has the meaning set out in Section 4.1.

     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions set out in these articles of incorporation.

     "EXCHANGEABLE SHARES" mean the Exchangeable Shares of the Corporation to which are attached the Exchangeable Share Provisions.

     "LIQUIDATION AMOUNT" has the meaning set out in Section 3.1(a).

     "LIQUIDATION DATE" has the meaning set out in Section 3.1(a).

     "OBCA" means the Business Corporations Act (Ontario), as amended.

     "RETRACTED SHARES" has the meaning set out in Section 4.1(a).

     "RETRACTION CALL PURCHASE PRICE" has the meaning set out in Section 4.2(a).

     "RETRACTION CALL RIGHT" has the meaning set out in Section 4.2(a).

     "RETRACTION DATE" has the meaning set out in Section 4.1(a).

     "RETRACTION PRICE" has the meaning set out in Section 4.1(a).

     "RETRACTION REQUEST" has the meaning set out in Section 4.1(a).

     "SUPPORT AGREEMENT" means that agreement executed by Tetra Tech and the Corporation on September 22, 1998.

     "TETRA TECH COMMON SHARES" means shares of common stock, par value $.01, of Tetra Tech and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not Tetra Tech shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

     "TETRA TECH" means Tetra Tech, Inc. a corporation existing under the laws of the State of Delaware.


                                   ARTICLE 2
                                   DIVIDENDS

2.1  DIVIDENDS

     A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each date a dividend is declared on a Tetra Tech Common Share, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend or distribution declared on the Tetra Tech Common Shares, in an amount in cash for each Exchangeable Share as is equal to the Canadian Dollar Equivalent on the said date of the cash dividend or distribution declared on each Tetra Common Share, (b) in the case of a stock dividend or distribution declared on the Tetra Tech Common Shares to be paid in Tetra Tech Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Tetra Tech Common Shares to be paid on each Tetra Tech Common Share or (c) in the case of a dividend or distribution declared on the shares of Tetra Tech Common Shares to be paid in property other than cash or shares of Tetra Tech Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to the type and amount of property declared as a dividend or distribution on each Tetra Tech Common Share.

Such dividends or distributions shall be paid out of the assets of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares or other securities of the Corporation.

2.2  PAYMENT OF DIVIDENDS

     Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends or distributions contemplated hereby and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or other distribution of Exchangeable Shares contemplated by Section 2.1(b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution of Exchangeable Shares represented thereby. Such other type and amount of property in respect of any dividends or distributions contemplated by Section 2.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend or distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or distribution was payable.

2.3  RECORD AND PAYMENT DATES

     The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or distribution declared on the Exchangeable Shares under Section 2.1 hereof shall be the same as the record date and payment date, respectively, for the corresponding dividend or distribution declared on the Tetra Tech Common Shares.

2.4  PARTIAL PAYMENTS

     If on any payment date for any dividends or distributions declared on the Exchangeable Shares under Section 2.1 hereof the dividends or distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient money or other assets properly applicable to the payment of such dividends or distributions.


                                   ARTICLE 3
                                  LIQUIDATION

3.1  PARTICIPATION UPON LIQUIDATION, DISSOLUTION OR WINDING UP OF THE
CORPORATION

     (a) In addition to any other approval required by law, any voluntary liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs shall be subject to the approval of the holders of the Exchangeable Shares.

     (b) Subject to applicable law, in the event of the liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (the effective date thereof being referred to herein as the "Liquidation Date"), a holder of an Exchangeable Share shall be entitled to exercise its Exchange Right, which shall be satisfied in full by the delivery to such holder one Tetra Tech Common Share, plus (b) the Dividend Amount, if any (collectively, the "Liquidation Amount").

     (c)  In the case of a distribution on Exchangeable Shares under this
Section 3.1, on or promptly after the Liquidation Date, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents as the Corporation may reasonably require, at the registered office of the Corporation. Payment of the aggregate Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation, certificates representing the aggregate number of Tetra Tech Common Shares deliverable by the Corporation to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Liquidation Amount payable to such holder. On or before the Liquidation Date, the Corporation shall deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares in a custodial account with any chartered bank or trust company in Canada named in such notice. Upon such deposit being made, the rights of the holders of Exchangeable Shares as such shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions and any interest allowed on such deposit shall belong to the Corporation. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Tetra Tech Common Shares delivered to them.

     (d) After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the total Liquidation Amount pursuant to this Section 3.1, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 4
                         RETRACTION AT OPTION OF HOLDER

4.1  RETRACTION AT OPTION OF HOLDER

     (a) Subject to applicable law and the due exercise by Tetra Tech of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time after five months from the date of issue of the Exchangeable Shares to require the Corporation to redeem, on the fifth Business Day after the date on which the Retraction Request is received by the Corporation (the "Retraction Date"), all or any part of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (a) the Current Market Price of a share of Tetra Tech Common Shares on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Corporation causing to be delivered to such holder one Tetra Tech Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) the Dividend Amount, if any (collectively, the "Retraction Price"), provided that the Retraction Price shall only apply so long as the Exchangeable Shares are held by any holder other than Tetra Tech. To effect a redemption under this Section 4.1, the holder must present and surrender at the registered office of the Corporation the certificate representing the Exchangeable Shares that the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Corporation may reasonably require, together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate (the "Retracted Shares") redeemed by the Corporation.

     (b) In the case of a redemption of Exchangeable Shares under this Section 4.1, upon receipt by the Corporation of a certificate representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 4.1(5), the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Corporation shall deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, (i) a certificate representing the number of Tetra Tech Common Shares to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Price, (ii) a cheque of the Corporation payable at par at any branch of the bankers of the Corporation in payment of the remaining portion, if any, of the aggregate Retraction Price to which such holder is entitled and (iii) if a part only of the Exchangeable Shares represented by any certificate are redeemed a new certificate, at the expense of the Corporation, for the balance.

Such delivery of a certificate for Tetra Tech Common Shares and a cheque by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

     (c) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive its proportionate part of the aggregate Retraction Price for such Retracted Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the aggregate Retraction Price payable to such holder shall not be made, in which case the rights of such holder shall remain unaffected until such aggregate Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of such aggregate Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation shall thereafter be considered and deemed for all purposes to be a holder of Tetra Tech Common Shares delivered to such holder.

     (d) Notwithstanding any other provision of this Section 4.1, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and Tetra Tech shall not have exercised its Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Corporation shall redeem Retracted Shares in accordance with Section 4.1(2) on a pro rata basis and shall issue to each such holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation.

     (e) A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void.

4.2  RETRACTION CALL RIGHTS

     (a) In the event that a holder of Exchangeable Shares delivers a Retraction Request pursuant to Section 4.1 and subject to the limitations set forth in Section 4.2(2), Tetra Tech shall have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Corporation pursuant to Section 4.1 hereof, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by Tetra Tech of an amount per share equal to the Retraction Price (the "Retraction Call Purchase Price"). In the event of the exercise of a Retraction Call Right, a holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares to Tetra Tech on the Retraction Date on payment by Tetra Tech of an amount per share equal to (a) the Current Market Price of the Tetra Tech Common Shares on the last Business Day prior to the Retraction Date, which shall be satisfied in full by Tetra Tech causing to be delivered to such holder one Tetra Tech Common Share for each Exchangeable Share presented and surrendered by the holder, plus (b) the Dividend Amount, if any.

     (b) Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Tetra Tech thereof. In order to exercise its Retraction Call Right, Tetra Tech must notify the Corporation in writing of its determination to do so (an "Tetra Tech Call Notice") within two Business Days of notification by the Corporation of the receipt by the Corporation of the Retraction Request. If Tetra Tech so notifies the Corporation within such two Business Day period, the Corporation shall notify the holders of Exchangeable Shares as soon as possible thereafter as to the exercise of a Retraction Call Right. If Tetra Tech delivers an Tetra Tech Call Notice within such two Business Day period and duly exercises its Retraction Call Right in accordance with this
Section 4.2, the obligation of the Corporation to redeem the Retracted Shares shall terminate and, provided that the Retraction Request is not revoked by the holder in the manner specified in Section 4.1(5), Tetra Tech shall purchase from such holder and such holder shall sell to Tetra Tech on the Retraction Date the Retracted Shares for the Retraction Call Purchase Price. For the purposes of completing a purchase pursuant to a Retraction Call Right, Tetra Tech shall deposit with the Corporation, on or before the Retraction Date, certificates representing the number of shares of Tetra Tech Common Shares to which such holder is entitled and a cheque in the amount of the remaining portion, if any, of the aggregate Retraction Call Purchase Price to which such holder is entitled. Provided that the aggregate Retraction Call Purchase Price has been so deposited with the Corporation, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Tetra Tech shall not deliver a Tetra Tech Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in
Section 4.1(5), the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in Section 4.1.

     (c) For the purpose of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, Tetra Tech shall deliver or cause the Corporation to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation, a certificate representing the number of Tetra Tech Common Shares to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of Tetra Tech payable at par at any branch of the bankers of Tetra Tech or of the Corporation in Canada in payment of the remaining portion, if any, of such aggregate Retraction Call Purchase Price and such delivery of such certificate and cheque on behalf of Tetra Tech by the Corporation shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation. The Corporation shall, for the purposes of endorsing the certificates evidencing the Exchangeable Shares, act as the attorney in fact for all holders of Exchangeable Shares.

     (d) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Retraction Call Purchase Price shall not be made, in which case the rights of such holder shall remain unaffected until the Retraction Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Call Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by Tetra Tech shall thereafter be considered and deemed for all purposes to be a holder of the Tetra Tech Common Shares delivered to such holder.

     (e) At any time after the exercise of any Retraction Call Right, the Exchangeable Shares then held by Tetra Tech may be redeemed by the Corporation upon payment by the Corporation to Tetra Tech of a redemption price equivalent to $.0001 per Exchangeable Share.


                                   ARTICLE 5
                                EXCHANGE RIGHT

5.1  GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT

     All holders of Exchangeable Shares (defined in this Article 5 as the "Shareholders") shall have the right (the "Exchange Right") at any time after five months from the date of issue of the Exchangeable Shares, to require Tetra Tech to purchase all or any part of the Exchangeable Shares held by the Shareholder, all in accordance with the provisions of the Support Agreement.

5.2  PURCHASE PRICE

     The purchase price payable by Tetra Tech for each Exchangeable Share to be purchased by Tetra Tech under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Tetra Tech Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right (the "Exchange Date"), which shall be satisfied in full by causing to be delivered to such holder one Tetra Tech Common Share, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased shall be satisfied only by Tetra Tech delivering or causing to be delivered to the Shareholder, one Tetra Tech Common Share and a cheque payable at par at any branch of the bankers of Tetra Tech or of the Corporation in Canada in payment of the balance, if any, of the purchase price.

5.3  EXERCISE INSTRUCTIONS

     Subject to the terms and conditions hereof, to exercise the Exchange Right, a Shareholder shall deliver in person or by certified or registered mail, at the principal office of the Corporation, the certificates representing the Exchangeable Shares which such Shareholder desires Tetra Tech to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and such additional documents and instruments as the Corporation may reasonably require together with a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Shareholder thereby exercises the Exchange Right so as to require Tetra Tech to purchase from the Shareholder the number of Exchangeable Shares specified therein, (ii) that such Shareholder has good title to and owns all such Exchangeable Shares to be acquired by Tetra Tech free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Tetra Tech Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered.

5.4  DELIVERY OF TETRA TECH COMMON SHARES; EFFECT OF EXERCISE

     Promptly after receipt of the certificates representing the Exchangeable Shares that a Shareholder desires Tetra Tech to purchase under the Exchange Right duly endorsed for transfer to Tetra Tech, the Corporation shall notify Tetra Tech of its receipt of the same, which notice to Tetra Tech shall constitute exercise of the Exchange Right by the Shareholder, and Tetra Tech shall immediately thereafter deliver to the relevant Shareholder of such Exchangeable Shares, a certificate for the number of Tetra Tech Common Shares deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Shareholder requesting the same shall have paid any applicable taxes.

Immediately upon the giving of notice by the Shareholder to Tetra Tech and the Corporation of the exercise of the Exchange Right, as provided in this section 5.4, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Shareholder of such Exchangeable Shares shall be deemed to have transferred to Tetra Tech all of its right, title and interest in and to such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of Tetra Tech Common Shares (together with a cheque for the balance, if any, of such purchase price) is not delivered by Tetra Tech to the Shareholder within five Business Days of the date of the giving of such notice by the Shareholder, in which case the rights of the Shareholder shall remain unaffected until such Tetra Tech Common Shares are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Shareholder shall be considered and deemed for all purposes to be the holder of the Tetra Tech Common Shares delivered to it pursuant to the Exchange Right.


                                   ARTICLE 6
                     RECIPROCAL CHANGES, ETC. IN RESPECT OF
                            TETRA TECH COMMON SHARES

6.1 The Exchangeable Share Provisions shall be adjusted to fully reflect the effect of any stock split, reverse split, reorganization, recapitalization or other like change with respect to the Tetra Tech Common Shares; provided, however, that no such adjustment shall require a fractional Tetra Tech Common Share to be delivered to a holder of Exchange Shares on any retraction or exchange thereof. In lieu thereof, each holder of Exchangeable Shares who wold otherwise be entitled to a fraction of a Tetra Tech Common Share will be entitled to receive a cheque for an amount (rounded to the nearest cent) equal to the product of (i) such fraction and (ii) the Current Market Price of a Tetra Tech Common Share on the last Business Day prior to the Retraction Date or the Exchange Date, as applicable.


                                   ARTICLE 7
                                 VOTING RIGHTS

7.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not be entitled to vote separately as a class on any proposal to amend the articles to:

     (a) increase any maximum number of authorized shares of a class having rights equal to or superior to the Exchangeable Shares; or

     (b) create a new class of shares equal to or superior to the Exchangeable Shares.

The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation.


                                   ARTICLE 8
                             AMENDMENT AND APPROVAL

8.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

8.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.


                                   ARTICLE 9
                           ACTIONS BY THE CORPORATION
                          UNDER THE SUPPORT AGREEMENT

9.1 The Corporation shall take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Tetra Tech with all provisions of the Support Agreement applicable to the Corporation and Tetra Tech, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation and the holders of the Exchangeable Shares all rights and benefits in favour of the Corporation and the holders of the Exchangeable Shares under or pursuant to such agreement. The Corporation shall take all such action and do all such things as aforesaid upon the reasonable direction of a holder of Exchangeable Shares, at such holder's cost and expense and upon the Corporation being indemnified to its reasonable satisfaction against all such costs and expenses and any liabilities that may be incurred.

9.2 The Corporation shall not agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under the Support Agreement without the approval of the holders of the Exchangeable Shares other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

     a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares;

     b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

     c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.


                                   ARTICLE 10
                                     LEGEND

10.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the provisions of the Support Agreement (including the provisions with respect to the call rights and exchange rights thereunder).

                                                               EXHIBIT 1.2B
                               SUPPORT AGREEMENT


                    AGREEMENT made as of September 22, 1998

                                    BETWEEN:


               TETRA TECH, INC., a corporation existing under the laws of the State of Delaware (the "Parent"),

                                    - and -

               TETRA TECH CANADA LTD., a corporation existing under the laws of the Province of Ontario (the "Corporation"),


     WHEREAS the Corporation has agreed to acquire all of the issued and outstanding shares of Cen-Comm Communications Inc., 1056585 Ontario Limited, 1056584 Ontario Limited, Venture Cable Ltd., Sentrex Electronics Limited and LAL Corp. (collectively the "Sentrex Companies") and the shareholders of the Sentrex Companies will receive Exchangeable Shares (as hereinafter defined) of the Corporation as consideration for the sale of such shares;

     AND WHEREAS pursuant to the Exchangeable Share Provisions (as hereinafter defined), the Parent has certain rights and obligations in respect of Parent Common Stock (as hereinafter defined);

     AND WHEREAS the Parent intends to grant to and in favour of Holders (as hereinafter defined) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require the Parent to purchase from each Holder all or any part of the Exchangeable Shares held by the Holder;

     NOW THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS. In this Agreement, unless something in the subject matter or content is inconsistent therewith:

     "BOARD OF DIRECTORS" means the board of directors of the Corporation.

     "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day when banks are not open for business in Ottawa, Ontario.

     "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in a foreign currency (the "Foreign Currency Amount") at any date the product obtained by multiplying (a) the Foreign Currency Amount by (b) the official noon spot exchange rate on such date for such foreign currency as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency as may be deemed by the Board of Directors to be appropriate for such purpose.

     "CURRENT MARKET PRICE" means, in respect of a share of Parent Common Stock on any date, the Canadian Dollar Equivalent of the fair market value of a share of Parent Common Stock as determined by averaging the closing trading price for the Parent Common Stock for the 5 day period preceding the particular date on the Exchange on which the Parent Common Stock principally trades.

     "DIVIDEND AMOUNT" has the meaning set out in Section 1.1 of the Exchangeable Share Provisions.

     "EXCHANGE DATE" has the meaning set out in Section 5.2 of the Exchangeable Share Provisions

     "EXCHANGE RIGHT" has the meaning set out in Section 5.1 of the Exchangeable Share Provisions and Section 2.1 hereof.

     "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, a copy of which are attached hereto as Schedule A.

     "EXCHANGEABLE SHARES" means the special shares which are known as exchangeable shares to be issued by the Corporation to holders of shares of the Sentrex Companies.

     "HOLDERS" means the registered holders of Exchangeable Shares.

     "PARENT COMMON STOCK" means shares of common stock, par value $.01, of the Parent and any other securities into which such shares may be changed or for which such shares may be exchanged (whether or not the Parent shall be the issuer of such other securities) or any other consideration which may be received by the holders of such shares, pursuant to a recapitalization, reconstruction, reorganization or reclassification of, or amalgamation, merger, liquidation or similar transaction, affecting such shares.

     "RETRACTED SHARES has the meaning set out in Section 2.6 hereof.

     "RETRACTION CALL RIGHT" has the meaning set out in Section 4.2(a) of the Exchangeable Share Provisions.

     "RETRACTION DATE" has the meaning set out in Section 4.1(a) of the Exchangeable Share Provisions.

     "RETRACTION PRICE" has the meaning set out in Section 4.1(a) of the Exchangeable Share Provisions.

1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles and sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an article or section refers to the specified article or section of this Agreement.

1.3 NUMBER GENDER AND PERSONS. In this Agreement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, companies, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

1.5 PAYMENTS. All payments to be made hereunder will be made without interest and less any tax required by law to be deducted and withheld.


                                   ARTICLE 2

                       EXCHANGE RIGHT AND PARENT SUPPORT

2.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT. The Parent hereby grants to the Holders the right (the "Exchange Right") to require the Parent to purchase from each or any Holder all or any part of the Exchangeable Shares held by the Holder, all in accordance with the provisions of this Agreement. The Parent hereby acknowledges receipt from the Corporation and on behalf of the Holders, of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right by the Parent to the Holders.

2.2 LEGENDED SHARE CERTIFICATES. The Corporation will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Corporation with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder.

2.3 PURCHASE PRICE. The purchase price payable by the Parent for each Exchangeable Share to be purchased by the Parent under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the Exchange Date, which shall be satisfied in full by causing to be delivered to such Holder one share of Parent Common Stock, plus (b) the Dividend Amount, if any. The purchase price for each such Exchangeable Share so purchased shall be satisfied only by the Parent delivering or causing to be delivered to the Holder or the Corporation, on behalf of the relevant Holder, one share of Parent Common Stock and a cheque payable at par at any branch of the bankers of the Parent or of the Corporation in Canada in payment of the balance, if any, of the purchase price.

2.4 EXERCISE INSTRUCTIONS. Subject to the terms and conditions herein set forth, a Holder shall be entitled to exercise the Exchange Right with respect to any number of the Exchangeable Shares registered in the name of such Holder on the books of the Corporation at any time after the fifth month from the date of issue of the Exchangeable Shares. To exercise of the Exchange Right, the Holder shall deliver in person or by certified or registered mail, at the principal office of the Corporation, the certificates representing the Exchangeable Shares which such Holder desires the Parent to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Business Corporations Act (Ontario) and such additional documents and instruments as the Corporation may reasonably require together with a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Holder thereby exercises the Exchange Right so as to require the Parent to purchase from the Holder the number of Exchangeable Shares specified therein, (ii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by the Parent free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered.

2.5 DELIVERY OF PARENT COMMON STOCK; EFFECT OF EXERCISE. Promptly after receipt of the certificates representing the Exchangeable Shares that a Holder desires the Parent to purchase under the Exchange Right duly endorsed for transfer to the Parent, the Corporation shall notify the Parent of its receipt of the same, which notice to the Parent shall constitute exercise of the Exchange Right by the Holder of such Exchangeable Shares, and the Parent shall immediately thereafter deliver to the Corporation, on behalf of the relevant Holder of such Exchangeable Shares, a certificate for the number of shares of Parent Common Stock deliverable in connection with such exercise of the Exchange Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the purchase price therefor; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid any applicable taxes.

Immediately upon the giving of notice by the Corporation to the Parent of the exercise of the Exchange Right, as provided in this Section 2.5, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to the Parent all of its right, title and interest in and to such Exchangeable Shares and shall not be entitled to exercise any of the rights of a Holder in respect thereof, other than the right to receive the purchase price therefor, unless the requisite number of shares of Parent Common Stock (together with a cheque for the balance, if any, of the total purchase price therefor) is not delivered by the Parent to the Holder or to the Corporation on behalf of the Holder within five Business Days of the date of the giving of such notice by the Holder, in which case the rights of the Holder shall remain unaffected until such shares of Parent Common Stock are so delivered and any such cheque is so delivered and paid. Concurrently with the closing of the transaction of purchase and sale contemplated by the Exchange Right, such Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Right.

2.6 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 4 of the Exchangeable Share Provisions to require the Corporation to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares"), the Parent shall be entitled to exercise the Retraction Call Right in respect of such shares. If the Parent has not exercised the Retraction Call Right in respect of the Retracted Shares and such Holder is notified by the Corporation pursuant to Section 4.1(d) of the Exchangeable Share Provisions that the Corporation will not be permitted as a result of solvency requirements or other provisions of applicable law to redeem all such Retracted Shares, provided that the Holder shall not have revoked the retraction request delivered by the Holder to the Corporation pursuant to
Section 4.1(e) of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder of its exercise of the Exchange Right with respect to those Retracted Shares that the Corporation is unable to redeem. In any such event, the Corporation hereby agrees in favour of the Holder immediately to notify the Holder of such prohibition against the Corporation redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Parent all relevant materials delivered by the Holder to the Corporation in connection with such proposed redemption of the Retracted Shares and the Holders will thereupon exercise the Exchange Right with respect to the Retracted Shares that the Corporation is not permitted to redeem and will require the Parent to purchase such shares in accordance with the provisions of this Article 2.

                                   ARTICLE 3

                   COVENANTS, REPRESENTATIONS AND WARRANTIES

3.1 CERTAIN REPRESENTATIONS. The Parent hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as is now and may hereafter be required to enable and permit each of the Corporation and the Parent to meet its obligations hereunder and under the Exchangeable Share Provisions.

3.2 DELIVERY OF SHARES OF PARENT COMMON STOCK. Upon notice of any event that requires the Corporation to cause to be delivered shares of Parent Common Stock to any holder of Exchangeable Shares, the Parent shall, in any manner deemed appropriate by it, provide such shares or cause such shares to be provided to the Corporation, which shall forthwith deliver the requisite shares of Parent Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as the Corporation shall direct. All such shares of Parent Common Stock shall be duly issued as fully paid, non-assessable, free of pre-emptive rights and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

3.3 QUALIFICATION OF SHARES OF PARENT COMMON STOCK. The Parent covenants that if any shares of Parent Common Stock (or other shares or securities into which the Parent Common Stock may be reclassified or changed) to be issued and delivered hereunder, require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfilment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by the Parent to the initial holder thereof, the Parent will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of Parent Common Stock to be and remain duly registered, qualified or approved.

3.4 RECIPROCAL CHANGES, ETC. IN RESPECT OF PARENT COMMON STOCK. The Exchangeable Share Provisions and the provisions of this Agreement shall be adjusted to fully reflect the effect of any stock split, reverse split, reorganization, recapitalization or other like change with respect to the shares of Parent Common Stock; provided, however, that no such adjustment shall require a fractional share of Parent Common Stock to be delivered to a holder of Exchange Shares on any retraction or exchange thereof.

In lieu thereof, each holder of Exchangeable Shares who wold otherwise be entitled to a fraction of a share of Parent Common Stock will be entitled to receive a cheque for an amount (rounded to the nearest cent) equal to the product of (i) such fraction and (ii) the Current Market Price of a share of Parent Common Stock on the last Business Day prior to the Retraction Date or the Exchange Date, as applicable

3.5 ENFORCEMENT OF RIGHTS. The Parent acknowledges that in the event it fails to perform any obligation hereunder in favour of the Holder, the Corporation may, and shall at the reasonable direction of a Holder, enforce any such obligation of the Holder on behalf of such Holder.

3.6 CONSENT TO TRANSFER OF EXCHANGEABLE SHARES. The Parent, as the sole holder of common shares of the Corporation, hereby irrevocably consents to any and all transfers of Exchangeable Shares made in compliance with the Exchangeable Share Provisions and this Agreement.


                                   ARTICLE 4

                               PARENT SUCCESSORS

4.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. The Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

     (a) such other person or continuing corporation (the "Parent Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Corporation and in the opinion of legal counsel to the Corporation are necessary or advisable to evidence the assumption by the Parent Successor of liability for all money payable and property deliverable hereunder and the covenant of such Parent Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of the Parent under this Agreement; and

     (b) such transaction shall, to the satisfaction of the Corporation and in the opinion of legal counsel to the Corporation, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Corporation or of the Holders hereunder.

4.2 VESTING OF POWERS IN SUCCESSOR. Whenever the conditions of Section 4.1 hereof have been duly observed and performed, if required by Section 4.1 hereof, the Corporation and the Parent Successor shall execute and deliver the supplemental agreement provided and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of the Parent under this Agreement in the name of the Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of the Parent or any officers of the Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.


                                   ARTICLE 5

                                   AMENDMENTS

5.1 AMENDMENTS, MODIFICATIONS, ETC. This Agreement may not be amended or modified except by an agreement in writing executed by the Corporation and the Parent and approved by the Holders in accordance with Section 8.2 of the Exchangeable Share Provisions.

5.2 MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section 5.1 hereof, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the Board of Directors and the board of directors of the Parent having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections which, on the advice of counsel to the Corporation and the Parent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Corporation and its counsel and the Board of Directors and the board of directors of the Parent shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

Any other amendments hereto require the approval of Holders in accordance with
Section 8.2 of the Exchangeable Share Provisions.

5.3 MEETING TO CONSIDER AMENDMENTS. The Corporation, at the request of the Parent, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of the Corporation, the Exchangeable Share Provisions and all applicable laws.

5.4 CHANGES IN CAPITAL OF PARENT AND THE CORPORATION. At all times after the occurrence of any event effected pursuant to Section 3.4 or 4.1 of this Agreement, as a result of which either the Parent Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, MUTATIS MUTANDIS, to all new securities into which the Parent Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement giving effect to and evidencing such necessary amendments and modifications.


                                   ARTICLE 6

                                  TERMINATION

6.1 SURVIVAL OF AGREEMENT. This Agreement shall terminate at such time as there are no Exchangeable Shares outstanding held by any Holder other than the Parent.


                                   ARTICLE 7

                                    GENERAL

7.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

7.2 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

7.3 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

7.4 JURISDICTION. This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

7.5 ATTORNMENT. The Parent agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints the Corporation at its registered office in the Province of Ontario as its attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                        TETRA TECH, INC.

                                        By:    ______________________________
                                        Name:
                                        Title:


                                        TETRA TECH CANADA LTD.

                                        By:    ______________________________
                                        Name:
                                        Title:

EXHIBIT 1.2C

                                    STOCK PURCHASE AGREEMENT AMONG TETRA TECH, INC. AND
                                              THE SENTREX GROUP OF COMPANIES

Consideration to be Received by the Company's Shareholders

                                           Relative        Total         Desired Share     Shares @       Share           Cash
    Shareholder               Shares      Ownership    Consideration         Value*         19.70         Value          Value
  ---------------           ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  1056584 ONTARIO LIMITED
  Leonard Stanmore               101        100.00%        3,064,789         2,451,831     124,458     2,451,822.60     612,966.40
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                          101        100.00%        3,064,789         2,451,831     124,458     2,451,822.60     612,966.40
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  1056585 ONTARIO LIMITED
  Peter Nicoletti                101        100.00%        2,417,714         1,934,171      98,181     1,934,165.70     483,548.30
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                          101        100.00%        2,417,714         1,934,171      98,181     1,934,165.70     483,548.30
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  VENTURE CABLE LIMITED
  Leonard Stanmore                32         32.00%           68,265            54,612       2,772        54,608.40      13,656.60
  Peter Nicoletti                 32         32.00%           68,265            54,612       2,772        54,608.40      13,656.60
  Andre Greco                     18         18.00%           69,615            69,615       3,533        69,600.10          14.90
  Gordon Brooks                   18         18.00%           69,615            55,692       2,827        55,691.90      13,923.10
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                          100        100.00%          275,760           234,531      11,904       234,508.80      41,251.20
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  CEN-COMM COMMUNICATION, INC.
  Raymond Conroy                 124         40.00%        1,223,635           978,908      49,690       978,893.00     244,742.00
  Elizabeth Stanmore             186         60.00%        1,844,046         1,475,237      74,885     1,475,234.50     368,811.50
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                          310        100.00%        3,067,681         2,454,145     124,575     2,454,127.50     613,553.50
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  SENTREX ELECTRONICS INC.
  Leonard Stanmore               100         16.67%          116,060            92,848       4,713        92,846.10      23,213.90
  Peter Nicoletti                100         16.67%          116,060            92,848       4,713        92,846.10      23,213.90
  James Suen                     200         33.33%          219,257           175,406       8,903       175,389.10      43,867.90
  Elizabeth Stanmore             100         16.67%          116,060            92,848       4,713        92,846.10      23,213.90
  Silvana Nicoletti              100         16.67%          116,060            92,848       4,713        92,846.10      23,213.90
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                          600        100.00%          683,497           546,798      27,755       546,773.50     136,723.50
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  LAL CORP.
  Leonard Stanmore             1,350         45.00%        5,911,650         4,729,320     240,067     4,729,319.90   1,182,330.10
  Peter Nicoletti                750         25.00%        3,284,250         2,627,400     133,370     2,627,389.00     656,861.00
  James Suen                     300         10.00%        1,313,700         1,050,960      53,348     1,050,955.60     262,744.40
  Raymond Conroy                 600         20.00%        2,627,400         2,101,920     106,696     2,101,911.20     525,488.80
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                        3,000        100.00%       13,137,000        10,509,600     533,481    10,509,575.70   2,627,424.30
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  GRAND TOTALS
  Leonard Stanmore             1,583         37.58%        9,160,764         7,328,611     372,010     7,328,597.00   1,832,167.00
  Peter Nicoletti                983         23.34%        5,886,289         4,709,031     239,036     4,709,009.20   1,177,279.80
  Raymond Conroy                 724         17.19%        3,851,035         3,080,828     156,386     3,080,804.20     770,230.80
  James Suen                     500         11.87%        1,532,957         1,226,366      62,251     1,226,344.70     306,612.30
  Elizabeth Stanmore             286          6.79%        1,960,106         1,568,085      79,598     1,568,080.60     392,025.40
  Silvana Nicoletti              100          2.37%          116,060            92,848       4,713        92,846.10      23,213.90
  Andre Greco                     18          0.43%           69,615            69,615       3,533        69,600.10          14.90
  Gordon Brooks                   18          0.43%           69,615            55,692       2,827        55,691.90      13,923.10
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
  Total                        4,212        100.00%       22,646,411        18,131,076     920,354    18,130,973.80   4,515,467.20
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------
                            ----------   ------------  ---------------  ---------------   ----------  -------------- -------------

  *Given the effect of cash in lieu of fractional shares
                                                                                                              80.06%         19.94%

                                                               EXHIBIT 6.2A



September 22, 1998

VIA TELECOPIER TRANSMISSION TO 1 (626) 351-1188

Tetra Tech Canada Ltd.
and
Tetra Tech, Inc.
630 North Rosemead Blvd.
Pasadena, California
91107

Dear Sirs:

RE:  SENTREX AND TETRA TECH CANADA LTD.
- ---------------------------------------

We have acted as counsel to Leonard Stanmore, Liz Stanmore, Peter Nicoletti, Silvana Nicoletti, Raymond Conroy, James Suen, Gord Hillis and Andre Greco (the "Vendors") in connection with the sale by the Vendors to Tetra Tech Canada Ltd (the "Purchaser") of all of the issued and outstanding share capital (the "Purchased Shares") of each of 1056584 Ontario Limited, 1056585 Ontario Limited, 946489 Ontario Limited, Cen-Comm Communications Inc., Sentrex Electronics Inc. and Venture Cable Ltd. (each a "Sentrex Company" and collectively the "Sentrex Companies") and each of their subsidiaries (each a "Subsidiary" and collectively the "Subsidiaries") pursuant to an agreement of purchase and sale (the "Sale Agreement") made as of the 22nd day of September, 1998 among the Vendors, the Purchaser and Tetra Tech, Inc.

This opinion is given pursuant to section 6.2 of the Sale Agreement. We have examined certificates of status for the Sentrex Companies issued by the Ministry of Consumer and Commercial Relations under the BUSINESS CORPORATIONS ACT (Ontario) and have relied on such certificate as to those matters certified therein. In addition, we have examined such statutes and other legislative instruments, corporate documents and records and have made such other investigations as we have deemed necessary in connection with the opinions hereinafter set forth. In giving the opinions set forth herein, we assumed that the Purchaser had the corporate power to enter into and perform all its obligations under the Sale Agreement and have also assumed the due authorization by all requisite corporate action of the execution, delivery and performance, and the due execution and delivery of the Sale Agreement, by the Purchaser and the validity and binding effect of the Sale Agreement on the Purchaser.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to originals of all documents submitted to us as certified or conformed copies or facsimiles. We have not made any independent examination of the

Lipman, Zener and Waxman              -2-                    September 22, 1998

laws of any jurisdiction other than Canada and the Province of Ontario. We have also assumed the legal capacity of the individual Vendors to execute and deliver the documentation hereinafter referred to.

Based on and subject to the foregoing and relying on the foregoing to the extent referred to above, we are of the opinion that:


1. The Sale Agreement has been duly executed and delivered by each of the Vendors and constitutes valid and binding obligations of the Vendors enforceable in accordance with its terms subject to. (i) bankruptcy and other laws affecting the enforcement of creditors' rights generally, and (ii) the discretion of a court in granting equitable remedies including the remedy of specific performance;

2. Each of the Sentrex Companies is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, lease, and operate its properties and to carry on business

3.   The authorized capital stock of each Sentrex Company is as set forth on
Schedule 2.3 to the Sale Agreement. All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid and nonassessable.

4. Each Vendor is the record owner of the shares of each Sentrex Company set out opposite such Vendor's name on Schedule 2.3 to the Sale Agreement;

5. Each Vendor has all requisite legal power and authority to enter into the Sale Agreement and the Employment, the Noncompetition Agreement and Registration Rights Agreement and each Vendor has duly executed and delivered the Sale Agreement, the Employment and Noncompetition Agreement and the Registration Rights Agreement and such agreements constitute the legal, valid and binding obligations of the Vendor, enforceable in accordance with their respective terms subject to. (i) bankruptcy and other laws affecting the enforcement of creditors' rights generally, and (ii) the discretion of a court in granting equitable remedies including the remedy of specific performance;

6. The execution and delivery by each Vendor of the Sale Agreement, the Employment and Noncompetition Agreement or Noncompetition Agreement to which he or she is a party and the Registration Rights Agreement, and the consummation by each Vendor of the transactions contemplated thereby will not (i) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document known to us to which the Vendor is a party or by which the Vendor or any of his or her properties or assets may be bound, other than obligations to be discharged on or immediately after Closing, (ii) violate any order, writ, injunction or decree known to us, or any law, statute, rule or regulation of the Province of Ontario or Canada applicable to the Vendor or any of his or her properties or assets, or (iii) to the best of our knowledge, give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon the shares of Common Stock held by the Vendor or upon any of the

Lipman, Zener and Waxman              -3-                    September 22, 1998

assets of any Sentrex Company or any Subsidiary except for violations, conflicts, breaches, liens, charges or encumbrances referred to in clauses (i) through (iii) above as would not have a material adverse effect upon the transactions contemplated by the Sale Agreement.

Yours very truly,

LIPMAN, ZENER & WAXMAN



Per:Bradley J. Miller
BJM:lgp

                                                               EXHIBIT 6.2B

September 22, 1998


Tetra Tech Canada Ltd.
670 N. Rosemead Boulevard
Pasadena, California  91107-2190

Ladies and Gentlemen:

          We have acted as special United States counsel to Raymond Conroy, Liz Stanmore, Leonard Stanmore, Peter Nicoletti, Silvana Nicoletti, James Suen, Gordon Hillis and Andre Greco for the purpose of providing to you certain opinions in connection with the transactions contemplated by a Stock Purchase Agreement, dated as of September 22, 1998, with you (the "Purchase Agreement").

          The opinions set forth in this letter are subject to the following qualifications:

          1. The opinions set forth in this letter are based solely upon (a) our review of, as submitted to us, (i) the Articles of Incorporation, Bylaws and records of the corporate proceedings of Sentrex Electronics USA, Inc. ("Sentrex USA"), (ii) the Certificate of Incorporation, Bylaws and records of the corporate proceedings of LAL Corp. ("LAL"), (iii) the governmental certificates listed on Exhibit A attached to this letter (individually a "Governmental Certificate"), (iv) an Officer's Certificate, dated the dated of this letter, executed by the President of Sentrex USA (the "Sentrex USA Officer's Certificate) and (v) an Officer's Certificate, dated the date of this letter, executed by the Chief Executive Officer of LAL (the "LAL Officer's Certificate") (items (i) through (v) being collectively the "Reviewed Documents"), (b) the current recollection of those of our present attorneys who have had primary responsibility for the incorporation and organization of Sentrex USA and LAL (collectively the "Attorney Information") and (c) such review of published sources of law as we have deemed necessary based solely upon our review of the Reviewed Documents and the Attorney Information. Other than our review of the Reviewed Documents, we have made no inquiry or other investigation as to any factual matter (including, but not limited to, (a) any review of any of the files and other records of the Companies or any court or other governmental authority or (b) any review of any of our files).

          2. We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the accuracy on the date of this letter as well as on the date stated in any Governmental Certificate of each statement as to any factual matter contained in such Governmental Certificate and the accuracy on the date of this letter as well as on the date made of each statement as to any factual matter contained in any other of the Reviewed

HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR LLP

September 28, 1998
Page 2

Documents and (c) the genuineness of each signature on any of the Reviewed Documents, the completeness of each of the Reviewed Documents, the authenticity of each of the Reviewed Documents submitted to us as an original, the conformity to the original of each of the Reviewed Documents submitted to us as a copy and the authenticity of the original of each of the Reviewed Documents submitted to us as a copy.

          3. We do not express any opinion concerning any law other than the Business Corporation Act of Illinois and the General Corporation Law of Delaware.

          4. To the extent that any opinion set forth in this letter is based upon any statement contained in any Governmental Certificate, such opinion is limited to the meaning ascribed to such statement by the issuer of such Governmental Certificate.

          5. Any opinion set forth in this letter (a) deals only with the specific legal issue or issues it explicitly addresses and (b) does not address any other matter.

          Subject to the qualifications set forth in this letter, it is our opinion that:

          1. Sentrex USA (a) is a corporation validly existing under the Business Corporation Act of Illinois, (b) is in good standing in Illinois and
(c) has the corporate power to conduct its business as described in the Sentrex USA Officer's Certificate and to own, lease and operate assets in connection with such business.

          2.   The authorized capital stock of Sentrex USA is as set forth on
Schedule 2.3 to the Purchase Agreement. All of the outstanding shares of common stock of Sentrex USA are duly authorized, validly issued and, if fully paid, nonassessable.

          3. LAL (a) is a corporation validly existing under the General Corporation Law of Delaware, (b) is in good standing in Delaware, (c) is duly qualified to do business as a foreign corporation and in good standing in Washington, Utah and Colorado and (d) has the corporate power to conduct its business as described in the LAL Officer's Certificate and to own, lease and operate assets in connection with such business.

          4.   The authorized capital stock of LAL is as set forth on Schedule
2.3 to the Purchase Agreement. All of the outstanding shares of common stock of LAL are duly authorized, validly issued and, if fully paid, nonassessable.

HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR LLP

September 28, 1998
Page 3


          This letter is intended solely for your benefit and, without our express written consent, may not be furnished to or relied upon, referred to or otherwise used by any third party or relied upon, referred to or otherwise used other than in connection with the transactions contemplated by the Purchase Agreement.


                         Very truly yours,

                         HODGSON, RUSS, ANDREWS, WOODS & GOODYEAR, LLP


                    By   ____________________________________

                         Robert B. Fleming, Jr.

                                   EXHIBIT A

                           GOVERNMENTAL CERTIFICATES


1. A certificate, dated September 18, 1998, from the Secretary of State of Illinois as to the corporate status of Sentrex USA in Illinois.

2. A certificate, dated September 18, 1998, from the Secretary of State of Delaware as to the corporate status of LAL in Delaware.

3. A certificate, dated September 21, 1998, from the Secretary of State of Washington as to the corporate status of LAL in Washington.

4.   A certificate, dated September 21, 1998, from the Secretary of State of
     the State of   Utah, as to the corporate status of LAL in Utah.

5.   A certificate, dated September 10, 1998, from the Secretary of State of
     the State of   Colorado, as to the corporate status of LAL in Colorado.

                                                               EXHIBIT 6.2C



                    EMPLOYMENT AND NONCOMPETITION AGREEMENT


          This Employment and Noncompetition Agreement (the "Agreement") is made and entered into as of this 22nd day of September, 1998 by and among ____________________, an individual ("Shareholder"), Tetra Tech Canada Ltd., an Ontario corporation ("TTC"), and Tetra Tech, Inc., a Delaware corporation ("Tetra Tech").


                                R E C I T A L S

          A. Concurrently herewith, Shareholder, TTC and Tetra Tech are consummating the transactions contemplated by that certain Stock Purchase Agreement of even date (the "Stock Purchase Agreement").

          B. This Agreement is the Employment and Noncompetition Agreement referred to in SECTION 6.2 of the Stock Purchase Agreement, and pursuant thereto, must be entered into by the parties hereto in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement. The execution and performance of this Agreement is a substantial inducement to Tetra Tech, TTC and Shareholder to enter into and consummate the transactions contemplated by the Stock Purchase Agreement.

          C. Shareholder, in connection with the Stock Purchase Agreement and this Agreement, shall be compensated for the covenants contained herein, and Shareholder is willing to refrain from competing with Tetra Tech and TTC as provided herein.


                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual covenants and the agreements hereinafter set forth, and in consideration of Tetra Tech, TTC and Shareholder consummating the transactions contemplated by the Stock Purchase Agreement, the parties hereto covenant and agree as follows:

          1. COVENANT AGAINST COMPETITION; CONFIDENTIALITY AND DISCLOSURE. Shareholder acknowledges that (i) the principal business to be acquired by TTC pursuant to the Stock Purchase Agreement is site acquisition, planning, design, construction, maintenance, equipment repair and support services associated with the cable television and telephony
                                       1.

industries (such business being referred to as the "Business"); (ii) Shareholder is one of a limited number of persons who has developed the Business conducted by the Sentrex Companies (as defined in the Stock Purchase Agreement); (iii) Shareholder's work has brought Shareholder, and Shareholder's employment with TTC will continue to bring Shareholder, into close contact with many confidential affairs not readily available to the public; and (iv) Tetra Tech and TTC would not have consummated the transactions contemplated by the Stock Purchase Agreement unless Shareholder entered into this Agreement. Accordingly, Shareholder covenants and agrees, that:

               (a) Subject to SECTION 4(e) hereof, until the fourth anniversary of the date hereof (the "Restricted Period"), Shareholder will not, within the Geographic Area (as defined below), without the prior written consent of Tetra Tech (1) compete directly or indirectly, or participate, directly or indirectly, as agent, employee, consultant, representative or otherwise, or as a stockholder, partner, member or joint venturer, or have any direct or indirect financial interest, including, without limitation, the interest of a creditor, in any enterprise engaging within the Geographic Area in the Business (as defined above), or any business substantially similar to the Business; PROVIDED, HOWEVER, that Shareholder may own, directly or indirectly, solely as an investment, securities of any entity which are traded on any U.S. or Canadian securities exchange if Shareholder (A) is not a controlling person of or a member of a group which controls such entity and (B) does not, directly or indirectly, own 5% or more of any class of securities of such entity; or (2) engage in the Business or any business substantially similar to the Business for Shareholder's own account.

               (b) During and after the Restricted Period, Shareholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of Shareholder or others except in connection with the business and affairs of Tetra Tech and TTC and their respective subsidiaries and affiliates, all non-public matters relating to the Business and to Tetra Tech and TTC and their respective subsidiaries and affiliates, including, without limitation, and to the extent confidential, trade secrets, "know-how," client lists, subscription lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition, disposition or reorganization plans, requisition forms or procedures, software programs, new personnel acquisition plans, technical processes, designs and design projects, inventions and research projects, technical services, and other business affairs relating to, arising from or in connection with the Business or to Tetra Tech and TTC and their respective subsidiaries and affiliates learned by Shareholder heretofore or hereafter, and shall not disclose them to anyone outside of Tetra Tech and TTC and their respective subsidiaries and affiliates, either during or after retention as an employee by Tetra Tech or TTC or any of their respective subsidiaries and affiliates, except as required in the course of performing duties hereunder, by law, or with Tetra Tech's express written consent. For purposes of this Agreement, confidential information concerning Tetra Tech and TTC shall not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of the disclosure directly or indirectly by
                                       2.
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
Shareholder) or (ii) has been independently acquired or developed by Shareholder without violating any of Shareholder's obligations under this Agreement.

               (c) During the Restricted Period, Shareholder shall not, directly or indirectly, (i) solicit or encourage to leave the employment or service of Tetra Tech and TTC or any of their respective subsidiaries or affiliates, any employee or consultant of Tetra Tech and TTC or any of their respective subsidiaries or affiliates, or (ii) hire or retain any employee or consultant who is employed or retained by, or who, within one year prior to the date of solicitation or encouragement, has left the employment or service of, Tetra Tech and TTC or any of their respective subsidiaries or affiliates to engage in the Business or any business substantially similar to the Business.

               (d) The parties agree that due to the nature of TTC's Business operations from and after the date hereof as a service provider throughout Canada and the United States, due to the fact that such services can be performed throughout the world and due to the nature of Tetra Tech's business operations as a service provider throughout the world and its intention to extend the Business throughout the world in connection with the transactions contemplated by the Stock Purchase Agreement, in order for this Agreement to be meaningful it must restrict Shareholder from competing with the Business throughout Canada, the United States and the world. Therefore, the parties agree that for the purposes of this Agreement, "Geographic Area" shall mean (i) each and every province and territory of Canada, (ii) the District of Columbia and each and every county of each and every state, commonwealth and territory of the United States, and (iii) each and every country and territory throughout the world in which TTC, Tetra Tech, or any subsidiary or affiliate thereof, engages in the Business at any time during the Restricted Period.

          2.   RIGHTS AND REMEDIES UPON BREACH OF THE RESTRICTIVE COVENANTS.

               (a) Shareholder recognizes that Tetra Tech and TTC do not have an adequate remedy at law to protect their respective rights hereunder. Accordingly, Shareholder agrees that Tetra Tech and TTC shall have the right to an injunction without bond in any court of competent jurisdiction permanently enjoining Shareholder from a violation of SECTION 1 hereof (the "Restrictive Covenants").

               (b) Shareholder recognizes and agrees that in the event of a violation of any of the Restrictive Covenants, the period during which Shareholder shall not compete shall be suspended during the period Shareholder is engaged in conduct constituting such violation and shall resume after such violation has been remedied to the satisfaction of Tetra Tech and TTC.
                                       3.
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
               (c) Tetra Tech and TTC shall provide notice to Shareholder, in the manner provided in SECTION 5 hereof, at such time as (i) a suspension is in effect and (ii) the violation has been remedied to the satisfaction of Tetra Tech and TTC.

               (d) The remedies set forth in SUBPARAGRAPH (a) above shall not limit, eliminate, prohibit or restrict any other rights that Tetra Tech and TTC may have under law for violation by Shareholder of this Agreement and shall not be mutually exclusive and any one or all may be pursued without the pursuit of one impairing or precluding the pursuit of another.

          3. SEVERABILITY OF RESTRICTIVE COVENANTS. It is understood and agreed by the parties hereto that the provisions of each of the preceding sections of this Agreement are independent of and severable from each other and the invalidity of any section or any portion thereof shall not affect the validity or hinder the enforceability of the remaining provisions of this Agreement. The parties expressly agree and declare that the time limitation and geographic scope set forth in SECTION 1 hereof are reasonable, are properly required for the adequate protection of the business of Tetra Tech and TTC and that in the event such time limitation and/or geographic scope is deemed to be unreasonable by the final decision of an arbitrator or a court of competent jurisdiction, Tetra Tech, TTC and Shareholder agree to submit to such revision or modification thereof as said arbitrator or court shall deem reasonable.

          4.   AGREEMENTS REGARDING EMPLOYMENT.

               (a) For so long as Shareholder is an employee of TTC or any of its affiliates, TTC shall pay or provide, and Tetra Tech shall cause TTC to pay or provide, to Shareholder the following:

                    (i) an annual base salary of $_________ Canadian Dollars* to serve in the capacity of __________________**. In consideration of such salary, Shareholder shall devote his full business time and attention to the operation of TTC's business;

- -----------------------------
          *    $271,800 for Stanmore; $250,000 for Nicoletti; $196,000 for
Conroy; $189,000 for Suen; $70,000 for Brooks; and $90,000 for Greco.

          **   President for Stanmore; Vice President for Nicoletti; Vice
President for Conroy; Operations Director for Suen; Manager for Brooks; and Manager for Greco.
                                       4.

                    (ii) employee benefits that are consistent with those provided on the date hereof to Shareholder; and

                    (iii) reimbursement for reasonable business expenses actually incurred or paid by him, consistent with the policies of TTC, in rendering the services provided for hereunder, upon presentation of expense statements or such other supporting information as TTC may customarily require of its executives.

               (b) Shareholder's principal place of employment shall be at the principal offices of TTC located in Toronto, Ontario, Canada; provided, however, that Shareholder may be required to perform certain duties in Denver, Colorado; Salt Lake City, Utah; Seattle, Washington; or Chicago, Illinois.

               (c) For so long as Shareholder is an employee of TTC or any of its affiliates, Shareholder shall be entitled to participate in and receive benefit under Tetra Tech's annual bonus plan for TTC and its subsidiaries (the
"Bonus Plan").   Under the Bonus Plan, bonuses will not be payable unless TTC and its subsidiaries achieve, commencing with the fiscal year beginning on October 5, 1998, annual Operating Profit (as hereinafter defined) of at least $11,250,000 U.S. Dollars. The Bonus Plan shall consist of a pool determined by multiplying the Operating Profit, if it exceeds $11,250,000 U.S. Dollars, from TTC and its subsidiaries for any fiscal year in excess of 6.5% of TTC's and its subsidiaries' gross revenues for such fiscal year by 25%. For purposes of this SUBPARAGRAPH (b), "Operating Profit" is defined as income from the operations of the Sentrex Companies (as defined in the Stock Purchase Agreement) acquired by TTC pursuant to the Stock Purchase Agreement, including all income from Whalen/Sentrex LLC or its successor, after consideration of the payment of all bonuses to the employees of TTC and its subsidiaries for the applicable period, before income taxes and interest income/expense. For purposes of determining Operating Profit, overhead, administrative or similar charges of Tetra Tech shall be charged to TTC in accordance with Tetra Tech's normal policies; PROVIDED, HOWEVER, that such charges will not exceed a reasonable allocation consistent with Tetra Tech's allocations to its other business units. The bonus payable to Shareholder shall be determined by TTC, subject to approval by Tetra Tech.

               (d) TTC may terminate Shareholder's employment for any reason or no reason and with or without cause, upon providing the greater of 30 days prior written notice to Shareholder, or any entitlements under the ONTARIO EMPLOYMENT STANDARDS ACT notice or severance, whichever is greater. Shareholder may terminate his employment hereunder for any reason or no reason upon 30 days prior written notice to TTC. Upon the termination of Shareholder's employment hereunder, Shareholder shall be entitled to, and TTC's obligations hereunder shall be limited to, the payment of the compensation accrued under SUBPARAGRAPHS
(a) and (c) hereof to the effective date of such termination.
                                       5.

               (e) In the event that Shareholder's employment hereunder is terminated by TTC other than "for cause" (as defined below), then (i) Shareholder shall not be subject to the restrictions set forth in SECTION 1(a) hereof as of the date of termination and (ii) Shareholder shall have the right to use the confidential information described in SECTION 1(b) hereof solely for purposes of his subsequent employment. For purposes of this Agreement, Shareholder shall be deemed to have been terminated by TTC "for cause" in any case where Shareholder repeatedly neglects or fails to perform his duties after written notice thereof from TTC, breaches any material covenants or undertakings hereunder or under the Stock Purchase Agreement, or commits any material act not approved of or ratified by TTC knowingly involving any conflict of interest or self-dealing relating to any aspect of TTC, Tetra Tech or any affiliate thereof.

          5. NOTICES. Any notice or other communication required or permitted hereunder will be in writing and will be deemed sufficiently given only if delivered in person or sent by registered airmail letter, postage prepaid, or by facsimile transmission followed by U.S. or Canadian Mail, addressed as follows:

               (a)  If to Tetra Tech or TTC:

                         Tetra Tech, Inc.
                         670 N. Rosemead Boulevard
                         Pasadena, California  91107-2190
                         Attention:  Dr. Li-San Hwang
                         Facsimile:  (818) 351-1188

               (b)  If to Shareholder:

                         _________________________
                         _________________________
                         _________________________
                         _________________________
                         Facsimile:  _____________

or to such other address or facsimile number as any of the persons designated above may have specified in a notice or communication duly given to the other designated person as provided herein. Such notice or communication will be deemed to have been given as of the date so delivered or telecopied, or if mailed, two days thereafter.

          6. ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of Tetra Tech and TTC, and their respective assigns and successors. This Agreement shall not be assignable by Shareholder.
                                       6.

          7. ENTIRE AGREEMENT. This Agreement contains the entire agreement among Shareholder, Tetra Tech and TTC with respect to the subject matter hereof.

          8. WAIVERS, AMENDMENTS AND FURTHER AGREEMENTS. Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this SECTION 8, may be waived, modified or amended in whole or in part as against Tetra Tech, TTC or Shareholder except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

          9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

          11. ARBITRATION. Any controversy between the parties to this Agreement involving the construction or application of any element of this Agreement (including but not limited to those regarding calculation of amounts due under the Bonus Plan, but excluding injunction actions contemplated by
SECTION 2(a)) shall be submitted to arbitration on the written request of either party served on the other party. The arbitration shall be held in Denver, Colorado and conducted in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award may be entered in any court of competent jurisdiction or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

          12. ATTORNEYS' FEES. In the event of arbitration or litigation arising out of or related to this Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys' fees and costs of suit in addition to such other relief as may be granted,
                                       7.

including but not limited to such fees and costs incurred in collections and in enforcement and appeal of any judgment that may be rendered.

          IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first above written.

                                        TETRA TECH, INC.


                                        By:  ________________________________
                                             Li-San Hwang
                                             Chairman, Chief Executive Officer
                                             and President


                                        TETRA TECH CANADA LTD.


                                        By:  ________________________________
                                             Li-San Hwang
                                             President



                                        SHAREHOLDER


                                        _____________________________________

                                       8.

                                                               EXHIBIT 6.2D



                         REGISTRATION RIGHTS AGREEMENT



          This Registration Rights Agreement (the "Agreement") is entered into as of September 22, 1998 by and among Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), and the parties listed on SCHEDULE A attached hereto (each, a "Holder" and collectively, the "Holders").


                                R E C I T A L S

          A. Tetra Tech, Tetra Tech Canada Ltd., an Ontario corporation ("TTC"), and the Holders are parties to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"); and

          B. Pursuant to the Stock Purchase Agreement, the Holders will receive shares of TTC which are exchangeable for shares of the common stock, $.01 par value, of Tetra Tech ("Tetra Tech Common Stock"); and

          C. This Agreement is the Registration Rights Agreement referred to in SECTION 6.2 of the Stock Purchase Agreement and, pursuant thereto, must be entered into by the parties in connection with the transactions contemplated by the Stock Purchase Agreement.


                               A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

               "FORM S-3" shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by Tetra Tech with the SEC.

               "PROSPECTUS" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

               "REGISTER", "REGISTERED" and "REGISTRATION" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

               "REGISTRATION EXPENSES" shall have the meaning set forth in
SECTION 6.

               "REGISTRABLE SECURITIES" shall mean the shares of Tetra Tech Common Stock (i) issued upon exchange for the shares of TTC held by the Holders pursuant to the Stock Purchase Agreement and the exhibits thereto, and (ii) issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above; PROVIDED, HOWEVER, that Registrable Securities shall not include any shares of Tetra Tech Common Stock that have previously been registered or sold to the public or have been sold in a private transaction (excluding the issuance of the Tetra Tech Common Stock pursuant to the Stock Purchase Agreement).

               "REGISTRATION STATEMENT" shall mean any registration statement of Tetra Tech in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

               "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any similar successor rule, as the same shall be in effect from time to time.

               "RULE 144A" shall mean Rule 144A promulgated under the Securities Act or any similar successor rule, as the same shall be in effect from time to time.

               "RULE 145" shall mean Rule 145 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

               "RULE 415" shall mean Rule 415 promulgated under the Securities Act, or any similar successor rule, as the same shall be in effect from time to time.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

               "SEC" shall mean the Securities and Exchange Commission.

               "UNDERWRITTEN OFFERING" shall mean a registration in which securities of Tetra Tech are sold to an underwriter or through an underwriter as agent for reoffering to the public.

          2.   REGISTRATION.

               (a) Tetra Tech shall use all commercially reasonable efforts to file a Registration Statement on Form S-1, Form S-2 or Form S-3, whichever Tetra Tech shall be eligible to use, providing for the sale by the Holders, pursuant to Rule 415, and/or any similar rule that may be adopted by the SEC, of the Registrable Securities, on or before February 27, 1999, to cause such Registration Statement to become effective not later than April 15, 1999, and to keep such Registration Statement continuously effective for a period ending on the date on which all Holders are eligible to sell Registrable Securities under Rule 144 without any volume limitation (or similar successor Rule).

               (b) No Holder shall have the right to register securities under this Agreement unless such Holder provides and/or confirms in writing prior to or after the filing of the Registration Statement such information (including, without limitation, information as to the number of Registrable Securities that such Holder has sold pursuant to any such Registration Statement from time to time) as Tetra Tech may reasonably request in connection with such Registration Statement.

               (c) Notwithstanding the foregoing, one-time only, for a period not to exceed 90 days, Tetra Tech shall not be obligated to prepare and file, or be prevented from delaying, the effectiveness of the Registration Statement required hereunder if Tetra Tech, in its good faith judgment, reasonably believes that the filing or maintenance of such Registration Statement would require the disclosure of material non-public information regarding Tetra Tech and, accordingly, that the filing thereof, at the time requested, or the offering of Tetra Tech Common Stock pursuant thereto, would materially and adversely affect (A) a pending or scheduled public offering or private placement of securities of Tetra Tech, (B) an acquisition, merger, consolidation or similar transaction by or of Tetra Tech, (C) preexisting and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (D) the financial condition of Tetra Tech in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which might be required thereby.

          In the event that Tetra Tech, in good faith, reasonably believes that such conditions are continuing after such 90-day period, it may, with the consent of the Holders of a majority of the Registrable Securities subject (or to be subject) to the Registration Statement, which consent shall not be unreasonably withheld, extend such 90-day period for an additional 30 days. Any further delay shall require the consent of the Holders of all such shares.

          No seller of Registrable Securities shall (until further notice) effect sales of shares covered by the Registration Statement after receipt of telegraphic, telecopied or written notice from Tetra Tech to suspend sales to permit Tetra Tech to correct or update a registration statement or prospectus.

          3. REGISTRATION PROCEDURES. In connection with Tetra Tech's registration obligations pursuant to SECTION 2 hereof, Tetra Tech will use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto Tetra Tech will:

               (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective; PROVIDED that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, Tetra Tech will furnish to the Holders of the Registrable Securities covered by such Registration Statement and their counsel, copies of all such documents proposed to be filed at least ten days prior thereto, and Tetra Tech will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which any such Holder shall reasonably object within such ten day period; PROVIDED, FURTHER, that Tetra Tech will not name or otherwise provide any information with respect to any Holder in any Registration Statement or Prospectus without the express written consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder;

               (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement;

               (c) promptly notify the selling Holders (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Tetra Tech of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the
                                       4
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
making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading in light of the circumstances then existing;

               (d) make every commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

               (e) furnish to each selling Holder, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

               (f) deliver to each selling Holder, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as such Holder may reasonably request; Tetra Tech consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

               (g) prior to any offering of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the selling Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such selling Holder reasonably requests, and use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement, PROVIDED that under no circumstances shall Tetra Tech be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

               (h) cooperate with the selling Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the Holders may request;

               (i) upon the occurrence of any event contemplated by SECTION 3(c)(v) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the
                                       5
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
Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

               (j) make generally available to the holders of Tetra Tech's outstanding securities earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12 month period (or 90 days, if such period is a fiscal year) beginning with the first month of Tetra Tech's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12 month period;

               (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration Statement from and after a date not later than the effective date of such Registration Statement;

               (l) use its commercially reasonable efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Tetra Tech Common Stock is then listed, and admitted to trading on the Nasdaq Stock Market, if the Tetra Tech Common Stock is then admitted to trading on the Nasdaq Stock Market; and

               (m) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as a majority of the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

Each Holder agrees that, upon receipt of any notice from Tetra Tech of the happening of any event of the kind described in SECTION 3(c)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by SECTION 3(i) hereof, or until it is advised in writing by Tetra Tech that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of Tetra Tech to take any action pursuant to this
SECTION 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Tetra Tech such information regarding itself and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

          4. REGISTRATION EXPENSES. All expenses incident to any registration to be effected hereunder and incident to Tetra Tech's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of Tetra Tech's counsel and of independent certified public

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

accountants of Tetra Tech (including the expenses of any special audit required by or incident to such performance), the fees of one counsel and one accountant representing the Holders in such offering, expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities, which will be borne by the Holders), all such expenses being herein called "Registration Expenses," will be borne by Tetra Tech. Tetra Tech will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by Tetra Tech.

          5.   INDEMNIFICATION.

               (a) INDEMNIFICATION BY TETRA TECH. Tetra Tech agrees to indemnify and hold harmless each Holder of Registrable Securities, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by Tetra Tech of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, PROVIDED that Tetra Tech will not be liable to any Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (y) based upon written information furnished to Tetra Tech by such Holder expressly for the inclusion in such Registration Statement, and (z) made in any Prospectus if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus and such Holder failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages.

               (b) INDEMNIFICATION BY HOLDER OF REGISTRABLE SECURITIES. Each Holder of Registrable Securities whose Registrable Securities are sold under a Prospectus which is a part of a Registration Statement agrees to indemnify and hold harmless Tetra Tech, its directors and each officer who signed such Registration Statement and each person who controls Tetra Tech (within the meaning of Section 15 of the Securities Act), and each other Holder of Registrable Securities whose Registrable Securities are sold under the Prospectus which is a part of such Registration Statement (and such Holder's officers, directors and employees and each person who controls such Holder within the meaning of Section 15 of the

Securities Act), under the same circumstances as the foregoing indemnity from Tetra Tech to each Holder of Registrable Securities to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to such Holder furnished in writing to Tetra Tech by such Holder expressly for use therein, PROVIDED that in no event shall the aggregate liability of any selling Holder of Registrable Securities exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Tetra Tech and the selling Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

               (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; PROVIDED, HOWEVER, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this SECTION 5(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only Tetra Tech (and its officers, directors and control persons as set forth above) on the one hand, and the Holders (and their officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

               (d) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (ii) if the allocation provided by CLAUSE (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under SECTION 5(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligation of any person to contribute pursuant to this SECTION 5(d) shall be several and not joint.

               (e) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this SECTION 5 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

               (f) SURVIVAL. The indemnity and contribution agreements contained in this SECTION 7 shall remain in full force and effect, regardless of any investigation made by or on behalf of a participating Holder, its officers, directors, partners, attorneys, agents or any person, if any, who controls such Holder as aforesaid, and shall survive the transfer of such Registrable Securities by such Holder.

          6. PREPARATION; REASONABLE INVESTIGATION. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this
Agreement:

               (a) Tetra Tech shall, with respect to a Registration Statement filed pursuant to SECTION 2, give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

               (b) Tetra Tech shall give the Holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants such reasonable access to its books and records and such opportunities to discuss the business of Tetra Tech with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

          7.   RULE 144.   Tetra Tech covenants that it will use its best
efforts to file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Tetra Tech will deliver to such holder a written statement verifying that it has complied with such information and requirements.

          8. SPECIFIC PERFORMANCE. Each Holder, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Tetra Tech agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          9. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the list of Holders attached hereto as SCHEDULE A, or at such other address as such Holder or permitted assignee shall have furnished to Tetra Tech in writing, or (b) if to Tetra Tech, at such address or facsimile number as Tetra Tech shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

          10. SUCCESSORS AND ASSIGNS: ASSIGNMENT OF RIGHTS. The rights and benefits of a Holder hereunder may not be assigned to a transferee or assignee, without the consent of Tetra Tech; PROVIDED, HOWEVER, that, no later than the 10th day prior to the filing of the Registration Statement under SECTION 2 hereof, the rights and benefits of a Holder hereunder may be transferred in connection with a transfer or assignment of any Registrable Securities held by such Holder (i) by gift to immediate family members of such Holder, or trusts or other entities for the sole benefit thereof, or (ii) by gift to any entity in which such Holder, his or her immediate family members, or trusts or other entities for the sole benefit thereof beneficially own all of the voting securities; PROVIDED, HOWEVER, that in each case, the transferee executes an instrument pursuant to which the transferee agrees to be bound by the terms and conditions hereof as a Holder, and such other documents as Tetra Tech or its counsel may reasonably require, after which, such transferee shall be deemed a "Holder" hereunder. Any transfer of Registrable Securities, and rights hereunder, shall be subject to compliance with applicable securities laws and the restrictions contained in the Investment Letter executed by each Holder pursuant to the Stock Purchase Agreement.

          11. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          12. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement, the Stock Purchase Agreement and the other agreements contemplated thereby constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Without limiting the foregoing, the rights of the Holders to registration pursuant to the terms of this Agreement shall be subject to the limitations on resale contained in the Investment Letter (as defined in the Stock Purchase Agreement). Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by Tetra Tech and the holders of at least 51% of the Registrable Securities and any such amendment, waiver, discharge or termination shall be binding upon all the parties hereto, but in no event shall the obligation of any party hereto be materially increased, except upon the written consent of such party.

          13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

          14. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to principles of conflicts of laws thereof.

          15. NO THIRD PARTY BENEFICIARIES. The covenants and agreements set forth herein are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and such covenants and agreements shall not be construed as conferring, and are not intended to confer, any rights or benefits upon any other persons.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        TETRA TECH, INC.


                                        By:  __________________________________
                                             Li-San Hwang
                                             Chairman, Chief Executive Officer
                                             and President


                                        _______________________________________
                                        Raymond Conroy


                                        _______________________________________
                                        Elizabeth Stanmore


                                        _______________________________________
                                        Leonard Stanmore


                                        _______________________________________
                                        Peter Nicoletti


                                        _______________________________________
                                        Silvana Nicoletti


                                        _______________________________________
                                        James Suen

                                        _______________________________________
                                        Gordon Brooks


                                        _______________________________________
                                        Andre Greco

                                                                 SCHEDULE A

                              SCHEDULE OF HOLDERS

                                         Number of Shares of Tetra Tech
                                              Common Stock Issuable
Holder's Name/Address/Facsimile No.           Upon Exchange Pursuant
                                         To the Stock Purchase Agreement
- -----------------------------------   -------------------------------------

     Raymond Conroy                        156,386 shares
     303 Dods Crescent
     Alton, Ontario
     L0N 1A0
     Facsimile:  (905) 459-9686

     Elizabeth Stanmore                    79,598 shares
     26 Grand Oaks Crescent
     Brampton, Ontario
     L6Z 3K7
     Facsimile:  (905) 459-9686

     Leonard Stanmore                      372,010 shares
     26 Grand Oaks Crescent
     Brampton, Ontario
     L6Z 3K7
     Facsimile:  (905) 459-9686

     Peter Nicoletti                       239,036 shares
     101 Flushing Avenue
     Woodbridge, Ontario
     L4L 3H9
     Facsimile:  (905) 459-9686

     Silvana Nicoletti                     4,713 shares
     101 Flushing Avenue
     Woodbridge, Ontario
     L4L 3H9
     Facsimile:  (905) 459-9686

     James Suen                            62,251 shares
     5812 Fieldon Road
     Mississauga, Ontario
     L5M 5K1
     Facsimile:  (905) 459-9686

     Gordon Brooks                         2,827 shares
     520 Fralicks Beach Road
     Port Perry, Ontario

     Andre Greco                           3,533 shares
     3472 Church Street
     Blackstock, Ontario
     L0B 1B0
     Facsimile:  (905) 459-9686

                                                                  EXHIBIT 6.2E





                               September 22, 1998



To the Shareholders of the Sentrex Companies


     Re:  Stock Purchase Agreement dated September 22, 1998
          by and among Tetra Tech, Inc., Tetra Tech Canada Ltd. and
          the Shareholders of the Sentrex Companies (the "Agreement")
          -------------------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Tetra Tech, Inc., a Delaware corporation ("Tetra Tech"), in connection with the acquisition of the outstanding shares of capital stock of the Sentrex Companies pursuant to the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Agreement. This opinion is rendered pursuant to Section
6.2 of the Agreement.

     In connection with this opinion, we have examined and relied upon the following documents:

     (a)  an originally executed counterpart of the Agreement;

     (b) an originally executed counterpart of each Employment and Noncompetition Agreement;

     (c)  an originally executed counterpart of the Registration Rights
Agreement;

     (d) the Certificate of Incorporation and Bylaws of Tetra Tech, and all amendments thereto; and

     (e) a certified copy of the resolutions adopted by the Board of Directors of Tetra Tech authorizing the execution and delivery by Tetra Tech of the Agreement and all other documents executed and delivered by Tetra Tech in connection therewith and the transactions contemplated thereby.

To the Shareholders of the Sentrex Companies
September 22, 1998
Page 2

     We have also examined such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of the signatures of all parties other than those on behalf of Tetra Tech, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to this opinion, we have relied upon certificates, statements and representations of Tetra Tech and certificates and other advices of public officials.

     We have also assumed, for purposes of the opinions expressed herein, that each of the Shareholders has the power, authority and capacity to enter into and perform the Agreement, their respective Employment and Noncompetition Agreements and the Registration Rights Agreement and that the Agreement, the Employment and Noncompetition Agreements and the Registration Rights Agreement have been duly authorized, executed and delivered by each of the Shareholders, and constitute the legal, valid and binding obligations of each of the Shareholders enforceable against each of them in accordance with their respective terms.

     We have investigated such questions of law for the purposes of rendering this opinion as we have deemed necessary. We are attorneys duly admitted and qualified to practice in the State of California and we are only opining herein as to the effect on the subject transactions of United States federal law, the law of the State of California and the General Corporation Law of the State of Delaware (the "Corporation Law"), as such laws are in effect on the date of this opinion. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction. In particular, we express no opinion with respect to
(i) state securities or "blue sky" laws, or (ii) federal or state antifraud laws (whether arising under federal or state securities laws or otherwise).

     In our opinion expressed in paragraph 1 with respect to foreign qualifications, we have relied solely upon certain standard compilations of the applicable statutes of states other than California which we believe are current and which may be subject to judicial or regulatory interpretations and modifications, and such opinions are expressly qualified to the extent that such compilations are not fully current or do not reflect such judicial or regulatory interpretations or modifications. The opinions set forth herein are given as of the date hereof, and we assume no responsibility to update such opinions for events that may occur after such date.

     On the basis of the foregoing and in reliance thereon, we are of the opinion that:

To the Shareholders of the Sentrex Companies
September 22, 1998
Page 3

     1. Tetra Tech is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties, and to carry on its business as such is now being conducted. Tetra Tech is duly qualified to transact business and is in good standing in each jurisdiction in which the character of its business makes such qualification necessary, except for such jurisdictions where the failure to be so qualified would not have a material adverse effect on the financial condition, results of operations or business of Tetra Tech and its subsidiaries, considered as a whole (a "Material Adverse Effect").

     2. Tetra Tech has all requisite corporate power and authority to execute and deliver the Agreement, and the Employment and Noncompetition Agreements and Registration Rights Agreement (collectively, the "Related Agreements"), and to consummate the transactions and to perform its obligations contemplated thereby. Tetra Tech has taken all necessary corporate action to authorize the execution and delivery of the Agreement and the Related Agreements, and the performance of its obligations thereunder. Each of the Agreement and the Related Agreements has been duly executed and delivered by Tetra Tech, and each is the valid and binding obligation of Tetra Tech, enforceable against Tetra Tech in accordance with its respective terms.

     3.   The authorized capital stock of Tetra Tech is as set forth in Section
4.2 of the Agreement. All of the outstanding shares of Tetra Tech Common Stock have been duly authorized and are validly issued, and are fully paid and nonassessable. To the best of our knowledge, except for (i) the transactions contemplated by the Agreement, (ii) stock options granted or to be granted to Tetra Tech's officers, directors, employees, consultants and advisors pursuant to any Tetra Tech stock option plan, or (iii) shares to be issued under Tetra Tech's Employee Stock Purchase Plan, there are no outstanding options, warrants, convertible debt or securities, calls, agreements, arrangements, commitments, understandings or other rights to purchase any of Tetra Tech's capital stock, or securities convertible into or exchangeable for any such capital stock. The shares of Tetra Tech Common Stock to be issued pursuant to the Agreement will, upon consummation of the transactions contemplated therein, be duly authorized, validly issued, fully paid and nonassessable.

     4. The execution and delivery by Tetra Tech of the Agreement and the Related Agreements, and the consummation by Tetra Tech of the transactions contemplated thereby, will not (i) violate any provision of the Certificate of Incorporation or Bylaws of Tetra Tech, (ii) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of, any

To the Shareholders of the Sentrex Companies
September 22, 1998
Page 4

material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document known to us to which Tetra Tech is a party or by which Tetra Tech or any of its properties or assets may be bound, (iii) to the best of our knowledge, violate any order, writ, injunction or decree known to us, or any law, statute, rule or regulation of the State of California, the United States or the Corporation Law applicable to Tetra Tech or any of its properties or assets, or (iv) to the best of our knowledge, give rise to a declaration or imposition of any claim, lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of Tetra Tech's businesses, except for such violations, conflicts, breaches, liens, charges or encumbrances referred to in clauses (ii) through (iv) above as would not have a Material Adverse Effect.

     5. To the best of our knowledge, no approvals or consents by, or filings with, any federal, state, municipal, foreign or other court or governmental or administrative body, agency or other third party is required in connection with the execution and delivery by Tetra Tech of the Agreement and the Related Agreements, or the consummation by Tetra Tech of the transactions contemplated thereby, except for those approvals, consents and filings which, if not obtained, would not have a material adverse impact on the ability of Tetra Tech to perform its business as currently conducted or on the ability of Tetra Tech to execute and deliver the Agreement and the Related Agreements, or to consummate the transactions contemplated thereby.

     6. To the best of our knowledge, there is no pending or threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting (i) Tetra Tech or any director, officer or employee of Tetra Tech in his or her capacity as such, or the assets, properties or business of Tetra Tech, which would, if decided adversely, have a Material Adverse Effect, or (ii) the transactions contemplated by the Agreement.

     Our opinions expressed in paragraph 2 are subject to and limited by the following:

               (i) the effect of (A) applicable bankruptcy, insolvency, reorganization, oratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights of creditors generally, and (B) principles of equity, regardless of whether the enforcement is sought in a proceeding at law or in equity;

               (ii) the effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and

To the Shareholders of the Sentrex Companies
September 22, 1998
Page 5


fair dealing or which subject the enforceability of such covenants or provisions under such circumstances to notions of materiality, reasonableness or impairment of security;

               (iii) the enforceability under certain circumstances of any provision in any document expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law;

               (iv) the unenforceability under certain circumstances of any provision in any document to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

               (v) the unenforceability under certain circumstances of any provision in any document indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy;

               (vi) the unenforceability of any provision in any document relating to payment or reimbursement of attorneys' fees in excess of statutory limits or an amount determined to be reasonable by any court or other tribunal;

               (vii) the effect on enforceability of rights and remedies resulting from certain procedural requirements, such as statutes of limitation, the required format and timing of service of process, court filings, recordation and notices which must meet the minimum statutory requirements; and

               (viii) the unenforceability of any provisions regarding covenants not to compete which conflict with Section 16600 et seq. of the California Business and Professions Code relating to the invalidity of contracts by which a party is restrained from engaging in a lawful profession, trade or business of any kind.

     As used in this opinion, the expression "to the best of our knowledge," "known to us" or similar language with reference to matters of fact means that, during the course of our representation of Tetra Tech, no information that would give us current actual knowledge of the

To the Shareholders of the Sentrex Companies
September 22, 1998
Page 6

inaccuracy of such statement has come to our attention. Further, the expression "to the best of our knowledge," "known to us" or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for Tetra Tech solely in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of Tetra Tech or the rendering of the opinions set forth herein.

     We advise you that certain principals and other persons associated with this firm own shares of Tetra Tech Common Stock.

     This opinion has been rendered solely for your use in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person for any reason whatsoever.

                                   Very truly yours,

                                                               EXHIBIT 6.2F


                                        September 22, 1998


Shareholders of the Sentrex Companies


Dear Sirs/Mesdames:

          Re: Stock Purchase Agreement dated September 22, 1998 by and among Tetra Tech, Inc., Tetra Tech Canada Ltd. and the Shareholders of the Sentrex Companies (the "Agreement")
               --------------------------------------------------------

     We have acted as special counsel to Tetra Tech Canada Ltd. ("TTC") in connection with the purchase of the outstanding shares of the Sentrex Companies pursuant to the Agreement. Unless otherwise defined herein, terms used in this opinion that are defined in the Share Purchase Agreement and used herein as so defined.

     We have examined:

     (a)  a copy of the Agreement;

     (b) a copy of the Support Agreement (the "Support Agreement") of even date herewith between Tetra Tek and TTC;

     (c) the articles of incorporation of TTC, including the Exchangeable Share Provisions;

     (d) a copy of a directors resolution of TTC authorizing the execution and delivery of the Agreement and the Support Agreement and the issuance of the Exchangeable Shares.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and documents and we have considered such questions of law as we have deemed relevant and necessary as a basis for the opinions
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                                      -2-

hereinafter expressed. In such examinations we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies, whether facsimile, photostatic, certified or otherwise.

     We have also assumed that each of the Agreement and the Support Agreement has been duly authorized, executed and delivered by and constitutes a valid and legally binding obligation of each of the parties thereto other than TTC, enforceable against each of those parties in accordance with the respective terms thereof. We have also assumed that insofar as any obligation under the Agreement or the Support Agreement is to be performed in any jurisdiction outside the Province of Ontario, its performance will not be illegal or unenforceable by virtue of the laws of that other jurisdiction.

     Based and relying upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that:

1. TTC is a corporation incorporated and subsisting under the laws of the Province of Ontario.

2. The authorized capital of TTC consists of an unlimited number of common shares and 920,354 Exchangeable Shares of which 1,000 common shares and 920,354 Exchangeable Shares have been issued and are outstanding.

3. The articles of TTC contain no restrictions on the business that TTC may carry on or on the powers that TTC may exercise.

4. The execution, delivery and performance of each of the Agreement and the Support Agreement have been duly authorized by all necessary corporate action on the part of TTC.

5. Each of the Agreement and the Support Agreement constitutes a valid and legally binding obligation of TTC, enforceable against TTC in accordance with its terms.

     The opinions expressed above are subject to the following qualifications:

     (A) this opinion is limited to the laws of the Province of Ontario and the laws of Canada applicable therein;

     (B) the enforceability of each of the Agreement and the Support Agreement is subject to applicable bankruptcy, insolvency, reorganization and other laws of general application limiting the enforcement of creditors' rights generally
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                                      -3-

and to the fact that equitable remedies, such as injunction and specific performance, are available only in the discretion of the court;

     (C) statutory limitation of the time within which proceedings may be brought;

     (D) the validity and enforceability of provisions inserted in any agreement or instrument that purport to sever from the agreement or instrument any provision that is prohibited or unenforceable under applicable law without affecting the enforceability or validity of the remainder of the agreement or instrument would be determined only in the discretion of the court.

     This opinion is furnished solely for the benefit of the Shareholders in connection with the purchase of the Shares by TTC and may not be circulated to or relied upon by any other person or used for any other purpose.

                                        Yours very truly,



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